AMENDMENT NO. 2 (the  "Amendment")  dated as of August 2, 1999 to the Credit Agreement dated as of March 30, 1998 (as the same has been, or may hereafter be, amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time, the "Credit Agreement"), among (i) MMH HOLDINGS, INC., a Delaware corporation
          ("Holdings"), (ii) MORRIS MATERIAL HANDLING, INC., a Delaware corporation (the "Company"), (iii) MORRIS MATERIAL HANDLING, LLC (formerly known as Material Handling, LLC), a Delaware limited liability company, (iv) MORRIS MATERIAL HANDLING EQUIPMENT LIMITED (formerly known as Morris Material Handling, Ltd.), a company organized under the laws of England and Wales, (v) MONDEL ULC, an unlimited liability company organized under the laws of Nova Scotia,
          (vi) KAVERIT STEEL AND CRANE ULC, an unlimited liability company organized under the laws of Nova Scotia, (vii) the Banks referred to therein, (viii) the New York branch of CREDIT AGRICOLE INDOSUEZ, as syndication agent for the Banks, (ix) BANKBOSTON, N.A., as documentation agent for the Banks and (x) CANADIAN IMPERIAL BANK OF COMMERCE, as administrative agent and collateral agent for the Banks (in such capacities, the "Administrative Agent").


                             INTRODUCTORY STATEMENT


                  All capitalized terms not otherwise defined in this Amendment are used herein as defined in the Credit Agreement.

                  The Company has requested that the Credit Agreement be amended to modify certain provisions thereof as hereinafter set forth.

                  In consideration of the mutual agreements contained herein and other good and valuable consideration, the parties hereto hereby agree as follows:

                  SECTION 1. Amendment to the Credit Agreement. Subject to the provisions of Section 6 hereof, the Credit Agreement is hereby amended effective as of the Effective Date (such term being used herein as defined in Section 6 hereof) as follows:

                  (A) The first paragraph of the Agreement is hereby amended by deleting the phrase "the lending institutions listed in Annex I (each, a "Bank" and, collectively, the "Banks")" and inserting the phrase "the Banks referred to herein" in lieu thereof.

                  (B) Clause (ii)(b) of the second WHEREAS clause appearing on page 1 of the Agreement is hereby amended in its entirety to read as follows:

               "(b) with respect to the Acquisition Term Loans, either (1) to provide financing for acquisitions and to pay related fees and expenses or (2) to provide working capital to the Borrowers and their Subsidiaries and for general corporate or business purposes of the Borrowers and their Subsidiaries, in each case, on the terms and subject to the conditions set forth in this Agreement."

                  (C) The first paragraph of Section 1.01 of the Agreement is hereby amended (i) by inserting the parenthetical phrase "(including, without limitation, Section 1.12 hereof)" in the second line immediately after the words "conditions herein set forth" appearing therein and (ii) by deleting the words "in connection with Designated Acquisitions" appearing in clause (ii) of such paragraph.

                  (D) Section 1.01(b) of the Agreement is hereby amended in its entirety to read as follows:

               "(b) Subject to the limitations set forth in Section 1.12 hereof, Loans under the Acquisition Portion of the Loan Facility (each an "Acquisition Term Loan") (i) shall be made to a U.S. Borrower after the Closing Date and prior to the Acquisition Term Loan Commitment Termination Date; provided, however, that the U.S. Borrowers shall not be entitled to request or receive from the Banks, and the Banks shall have no obligation whatsoever to fund, any Acquisition Term Loans in excess of the Acquisition Term Loans outstanding prior to the effective date of Amendment No. 2 in the aggregate principal amount of $7,430,082.82 (it being understood that the Banks shall make Acquisition Term Loans which are Sponsor Loans and which have been funded pursuant to, and in accordance with, the Sponsor Participation Agreement); and provided, further, however, that any Acquisition Term Loan to be made on or after the effective date of Amendment No. 2 shall only be made pursuant to the Additional Sponsor Participation and in accordance with Section 1.12 hereof, (ii) shall, at the option of the Applicable Borrower, be Base Rate Loans or Reserve Adjusted Eurodollar Loans; provided that all Acquisition Term Loans made by the applicable Banks having an Acquisition Term Loan Commitment pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Loans of the same Type (provided that partial conversions are permitted in accordance with Section 1.06),
          (iii) shall not exceed for any Bank at any time outstanding the Acquisition Term Loan Commitment of such Bank at such time, and (iv) shall not be made pursuant to a particular Notice of Borrowing if the aggregate principal amount of Acquisition Term Loans then outstanding, after giving effect to the Acquisition Term Loan requested by such Notice of Borrowing, would exceed the Total Acquisition Term Loan Commitment or be contrary to the limitations set forth in Section 1.12 hereof. Once repaid, Acquisition Term Loans may not be reborrowed."

                  (E) Section 1.01(c) of the Agreement is hereby amended (i) by inserting the phrase "subject to the limitations set forth in Section 1.12 hereof," at the beginning thereof, immediately preceding the word "Loans" and
(ii) by inserting the following new subclause  immediately  preceding  subclause
(y) appearing in clause (v) of such section:

          "(x) the applicable borrowing limitations set forth in Section 1.12 hereof or"

                  (F) Section 1.01(d) of the Agreement is hereby amended (i) by inserting the phrase "Subject to the limitations set forth in Section 1.12 hereto," at the beginning thereof, immediately preceding the words "Swingline Loans", (ii) by inserting the words "or letters of credit or guaranty or bonds" at the end of the first clause (ii) appearing therein immediately after the words "Reserve Adjusted Eurodollar Loans" and (iii) by inserting the following new subclause immediately preceding subclause (y) appearing in clause (v) of such section:

          "(x) the applicable borrowing limitations set forth in Section 1.12 hereof or"

                  (G) Section 1.01(e) of the Agreement is hereby amended in its entirety to read as follows:

               "(e) Notice to the Administrative Agent (which shall give notice to all Revolving Facility Banks) (i) may be given on any Business Day,
          (A) in the sole discretion of the U.S. Swingline Bank with respect to the U.S. Swingline Loans, (B) in the sole discretion of the U.K. Swingline Bank with respect to the U.K. Swingline Loans and (C) in the sole discretion of the Canadian Swingline Bank with respect to the Canadian Swingline Loans and (ii) shall be deemed to be automatically given by each Swingline Bank with respect to all Swingline Loans upon the occurrence of an Event of Default under Section 8.05 (with respect to Holdings or the Company or any of its Significant Subsidiaries) or upon the exercise of any of the remedies provided in the last paragraph of Section 8, that the Dollar Equivalent of such Swingline Bank's outstanding Swingline Loans to the Applicable Borrower shall be funded with a Borrowing in Dollars of Revolving Loans or in the case of outstanding U.K. Swingline Letters of Credit, shall be supported by the issuance of a Letter of Credit in Dollars naming the U.K. Swingline Bank as the beneficiary thereof in the face amount equal to the Dollar Equivalent of the aggregate face amount of such outstanding U.K. Swingline Letters of Credit. In any such case, either (x)
          Revolving  Loans in Dollars,  for the  benefit of the U.S.  Borrowers, constituting Base Rate Loans (each such Borrowing, a "Mandatory Borrowing") shall be made on the immediately succeeding Business Day by all Revolving Facility Banks pro rata based on each Bank's Dollar Percentage and the proceeds thereof shall be applied directly to the Applicable Swingline Bank to repay such Swingline Bank for such outstanding Swingline Loans (other than U.K. Swingline Letters of Credit) or (y) in the case of U.K. Swingline Letters of Credit, an Issuing Bank shall issue a Letter of Credit pursuant to Section 1.13 hereof naming the U.K. Swingline Bank as beneficiary, which Letter of Credit shall be in the face amount equal to the aggregate Dollar Equivalent of the face amount of such outstanding U.K. Swingline
          Letters of Credit. Any Swingline Loan (other than a U.K. Swingline Letter of Credit) that is denominated in a currency other than Dollars shall be converted into Dollars immediately upon such notice at the Spot Rate. Each Revolving Facility Bank hereby irrevocably agrees to make Revolving Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the Applicable Swingline Bank and an Issuing Bank agrees to issue the aforementioned Letter of Credit upon one (1) Business Day's notice and on the date specified in writing by the Administrative Agent notwithstanding (i) that the amount of any Mandatory Borrowing may not comply with the Minimum Borrowing Amount otherwise required hereunder or in the case of the issuance of the Letter of Credit, all the conditions in Section 1.13 being complied with, (ii) whether any conditions specified in Section 4 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) the date of such Mandatory Borrowing or issuance of Letter of Credit, as applicable and
          (v) the amount of the Total Revolving Loan Commitment at such time. In the event that any Mandatory Borrowing cannot be made or a Letter of Credit issued for any reason on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to any of the Borrowers), then each such Revolving Facility Bank hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing or issuance of the Letter of Credit would otherwise have occurred, but adjusted for the Dollar Equivalent of any payments received from the Applicable Borrower (or Borrowers) on or after such date and prior to such purchase) from the applicable Swingline Bank such participations in the outstanding Swingline Loans as shall be necessary to cause such Revolving Facility Banks to share in the Dollar Equivalent of such Swingline Loans ratably based upon their Dollar Percentage; provided that (x) all interest payable on the Swingline Loans (including the commission on letters of credit or guaranty or bonds issued by the U.K. Swingline Bank as U.K. Swingline Loans) shall be for the account of the applicable Swingline Bank until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be payable to the participant from and after such date and (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Revolving Facility Bank shall be required to pay the applicable Swingline Bank interest on the principal amount of the participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, and at the rate otherwise applicable to Revolving Loans maintained as Base Rate Loans hereunder."

                  (H) Section 1.03(a) of the Agreement is hereby amended (i) by deleting the words "and, in the case of a Loan under the Acquisition Portion, that all additional conditions under Section 4.03" appearing in the sixth, seventh and eighth lines thereof and (ii) by adding the phrase ", the limitations set forth in Section 1.12 hereof," immediately after the words "the Borrowing Base" in clause (ii) of such Section 1.03(a).

                  (I) Section 1.03(d) of the Agreement is hereby amended by inserting the following text after the words "on the date" appearing in the seventh line of such section:

          "or, with respect to U.K. Swingline Letters of Credit, not later than 10:00 a.m. (London time) three Business Days prior to the date,"

                  (J) Section 1.08(e) of the Agreement is hereby amended in its entirety to read as follows:

               "(e) Notwithstanding anything to the contrary contained in this Agreement, interest on all Loans shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof and shall be payable (i) monthly in arrears on the last Business Day of each month, beginning August 31, 1999 and (ii) on any prepayment (on the amount prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand. Notwithstanding the foregoing, interest payable at the rate provided in Section 1.08(d) shall be payable on demand."

                  (K) Section 1.09 of the Agreement is hereby amended by deleting the words "be a one, two, three, six or, if available by all the Banks and only with respect to Dollar Loans, twelve month period" appearing at the end of the first paragraph of such section and inserting the words "be a one or three month period" in lieu thereof.

                  (L) Section 1.12 of the Agreement is hereby amended in its entirety to read as follows:

               "1.12. Amount of Outstanding Loans and Commitments; Limitations on Outstanding Loan Amounts. (A) Notwithstanding anything to the contrary contained in this Agreement, upon the effectiveness of Amendment No. 2, (i) the aggregate principal amount of outstanding A Term Loans shall be $18,375,000 and the Total A Term Loan Commitment shall be $18,375,000; (ii) the aggregate principal amount of outstanding B Term Loans shall be $34,562,500 and the Total B Term Loan Commitment shall be $34,562,500; (iii) the aggregate principal amount of outstanding Acquisition Term Loans shall be $12,430,082.82 ($7,430,082.82 of such Acquisition Term Loans shall have been funded by the Banks and $5,000,000 of such Acquisition Term Loans shall have been funded by the Sponsors (in accordance with, and as contemplated by, the Sponsor Participation Agreement)) and the Total Acquisition Term Loan Commitment shall be $30,000,000 in accordance with, and as provided in, the Sponsor Participation Agreement; (iv) the aggregate principal amount of outstanding Revolving Loans shall be $25,061,106.42 and the Total Revolving Loan Commitment shall be $50,700,000 (including up to $10,000,000 of Letters of Credit); (v) the aggregate principal amount of outstanding U.S. Swingline Loans shall be $3,500,000 and the Total U.S. Swingline Loan Commitment shall be $6,000,000; (vi) the dollar equivalent amount of the aggregate principal amount of outstanding U.K. Swingline Loans (as determined by the Administrative Agent) shall be $868,750.20 and the Total U.K. Swingline Loan Commitment shall be $6,000,000; and (vii) the aggregate principal amount of outstanding Canadian Swingline Loans shall be $0 and the Total Canadian Swingline Loan Commitment shall be $3,000,000. Notwithstanding anything to the contrary contained in this Agreement and subject to the borrowing limitations set forth in this Section 1.12, (a) in no event shall the sum of (without duplication) the aggregate principal amount of all Term Loans, Acquisition Term Loans and Revolving Loans of any Bank plus such Bank's participation in the Dollar Equivalent of Letter of Credit Usage, at any time exceed such Bank's portion of the Total Commitment, (b) in no event shall the sum of the aggregate principal amount of all Term Loans, Acquisition Term Loans, Revolving Loans and the Dollar Equivalent of Swingline Loans from all Banks plus the Dollar Equivalent of Letter of Credit Usage at any time exceed the Total Commitment, (c) in no event shall the aggregate principal amount of all Acquisition Term Loans exceed the Total Acquisition Term Loan Commitment or the borrowing limitations set forth in this Section 1.12, (d) in no event shall the Revolving Loans, the Dollar Equivalent of Swingline Loans and the Dollar Equivalent of Letter of Credit Usage, after giving effect to all Revolving Loans, Swingline Loans and Letters of Credit then requested, exceed the Total Revolving Loan Commitment, (e) in no event shall the aggregate principal amount of all Revolving Loans, the Dollar Equivalent of Swingline Loans and the Dollar Equivalent of Letter of Credit Usage, after giving effect to all Revolving Loans, Swingline Loans and Letters of Credit then requested, exceed the lesser of the Borrowing Base or the applicable borrowing limitations set forth in this Section 1.12, (f) in no event shall the aggregate principal amount of all Revolving Loans and the Dollar Equivalent of all Swingline Loans (other than U.K. Swingline Letters of Credit) exceed the borrowing limitations set forth in this Section 1.12, (g) in no event shall the sum of the aggregate maximum outstanding Letter of Credit Usage in respect of the Dollar Equivalent of all Letters of Credit plus the aggregate maximum outstanding U.K. Swingline Letter of Credit Usage in respect of the Dollar Equivalent of all U.K. Swingline Letters of Credit exceed the limitations set forth in this Section
          1.12 or elsewhere in this Agreement and (h) in no event shall the aggregate principal Dollar Equivalent of Swingline Loans exceed the applicable Maximum Swingline Amount. Once repaid, none of the A Term Loans, the B Term Loans or the Acquisition Term Loans may be reborrowed.

               (B) The U.S. Borrowers hereby agree that neither of them shall request that the Banks fund Acquisition Term Loans, and neither of them shall be entitled to receive any Acquisition Term Loans funded by the Banks, in either case, in excess of the Acquisition Term Loans outstanding prior to the effective date of Amendment No. 2 in the aggregate principal amount of $7,430,082.82. The parties hereto hereby agree that, as contemplated by the Sponsor Participation Agreement, any additional Acquisition Term Loan that may be requested by the U.S. Borrowers to be made pursuant to the Additional Sponsor Participation after the effective date of Amendment No. 2 (it being understood this does not include the $5,000,000 Acquisition Term Loan to be made on or prior to the effective date of Amendment No. 2 and funded by the Sponsors, in accordance with, and as provided in, the Sponsor
          Participation Agreement) (i) may be made by any of the Sponsors (and/or another participant acceptable to the Administrative Agent and the Required Banks) (it being understood that the Sponsors shall not be obligated to make any such Loans), (ii) must be approved in writing by the Administrative Agent, the Required Banks and each Sponsor (or other acceptable participant, if applicable) which chooses to fund such additional Acquisition Term Loan and (iii) shall be deemed to be a Sponsor Loan when made.

               (C) Notwithstanding any other provision of this Agreement to the contrary, (i) the aggregate principal amount of all outstanding Revolving Loans and the aggregate Dollar Equivalent of all outstanding Swingline Loans (other than U.K. Swingline Letters of Credit) may not exceed $40,700,000 at any time and (ii) the sum of the aggregate maximum outstanding Letter of Credit Usage in respect of the Dollar Equivalent of all Letters of Credit plus the aggregate maximum outstanding U.K. Swingline Letter of Credit Usage in respect of the Dollar Equivalent of all U.K. Swingline Letters of Credit may not exceed $10,000,000 at any time; provided, however, that the aggregate principal amount of all outstanding Revolving Loans may be increased so that the aggregate principal amount of all outstanding Revolving Loans and the aggregate Dollar Equivalent of all outstanding Swingline Loans (other than U.K. Swingline Letters of Credit) exceeds $40,700,000, solely by an amount equal to any amount drawn under any Letter of Credit or any U.K. Swingline Letter of Credit but, (1) in no event may the aggregate principal amount of all outstanding Revolving Loans, the aggregate Dollar Equivalent of all outstanding Swingline Loans and the Dollar Equivalent of Letter of Credit Usage exceed $50,700,000 at any time and (2) if the aggregate principal amount of all outstanding Revolving Loans and the aggregate Dollar Equivalent of all outstanding Swingline Loans (other than U.K. Swingline Letters of Credit) exceeds $40,700,000 solely because of a drawing under a Letter of Credit or a U.K. Swingline Letter of Credit, then the $10,000,000 limit set forth in clause (ii) shall be reduced by such amount drawn under such Letter of Credit or such U.K. Swingline Letter of Credit."

                  (M) Clause (iv) appearing in Section 1.13(a) of the Agreement is hereby amended in its entirety to read as follows:

               "(iv) the U.S. Borrowers shall not request that any Issuing Bank issue, and no Issuing Bank shall issue, any Letter of Credit if, after giving effect to such issuance and the issuance of all other requested Letters of Credit, the sum of the then outstanding Letter of Credit Usage in respect of the Dollar Equivalent of all Letters of Credit plus the outstanding U.K. Swingline Letter of Credit Usage in respect of the Dollar Equivalent of all U.K. Swingline Letters of Credit (in each case, including, without limitation, any increase in the amount that may become available under any Letter of Credit or U.K. Swingline Letter of Credit then outstanding or being requested pursuant to the terms of such Letter of Credit or U.K. Swingline Letter of Credit, as applicable) would exceed $10,000,000"

                  (N) Subsections 2 and 3 of Section 1.13(f) of the Agreement are hereby amended in their entirety to read as follows:

               "(2) The Applicable Borrower agrees to pay to the Administrative Agent for distribution to each Bank having a Revolving Loan Commitment in respect of each Letter of Credit outstanding, such Bank's pro rata share of a commission equal to 3.50% per annum of the maximum amount available from time to time to be drawn under such outstanding Letters of Credit, payable in arrears on and through the last day of each month and calculated on the basis of a 360-day year and the actual number of days elapsed. Upon the happening and during the continuance of an Event of Default described in Section 8.01, the commission referred to in the preceding sentence shall be 5.50% per annum.

               (3) The Applicable Borrower agrees to pay to each Issuing Bank in respect of each Letter of Credit a commission equal to .125% per annum of the maximum amount available at any time to be drawn under such Letter of Credit issued by such Issuing Bank, payable in arrears on and through the last day of each month and calculated on the basis of a 360-day year and the actual number of days elapsed or, if the maximum amount available to be drawn under such Letter of Credit is the Dollar Equivalent of $40,000 or less, $500 per annum, payable in arrears on the last day of each month."

                  (O) The parenthetical phrase appearing in the proviso at the end of Section 1.13(g) of the Agreement is hereby amended in its entirety to read as follows:

                    "(as  determined by a final judgment of a court of competent jurisdiction)."

                  (P) The last paragraph of Section 1.13(i) of the Agreement is hereby amended by deleting the words "or out of the wrongful dishonor by such Issuing Bank of a proper demand for payment under the Letters of Credit issued by it" appearing therein and inserting the parenthetical phrase "(as determined by a final judgment of a court of competent jurisdiction)" in lieu thereof.

                  (Q) Section 1.14 of the Agreement is hereby amended (i) by deleting the following parenthetical phrase "(or, with respect to Pounds Sterling loans referred to in paragraph (a), the U.K. Swingline Bank)" appearing in the first paragraph of such section and (ii) by adding the following new section to the end thereof:

                    "(g) all U.K.  Swingline Loans and Canadian Swingline Loans,
                         plus all Letter of Credit Usage on the day of any requested Borrowing comprised of Revolving Loans and/or U.S. Swingline Loans."

                    (R) The following new sections are hereby added at the end of Section 1 of the Agreement:

                                    "1.18.  Reporting  by the  Swingline  Banks.
                           Each of the Swingline Banks hereby agrees that on each Business Day, by no later than 12:00 noon (New York City time), it shall notify the Administrative Agent in writing of (a) the aggregate outstanding principal amount of Swingline Loans and any other credit accommodations made by such Swingline Bank to the Borrowers (including, without limitation, any Swingline Loan or credit accommodation to be made by the applicable Swingline Bank on such Business Day) and (b) the nature of any such other credit accommodations.

               1.19. U.K. Swingline Letters of Credit. (a) U.K. Swingline Letters of Credit. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Borrowers set forth herein and in the other Credit Documents, the U.K. Borrower may request, in accordance with the provisions of this
          Section 1.19 that the U.K. Swingline Bank issue U.K. Swingline Letters of Credit for the account of the U.K. Borrower; provided that (i) the U.K. Borrower shall not request the U.K. Swingline Bank issue any U.K. Swingline Letter of Credit and the U.K. Swingline Bank shall not issue any U.K. Swingline Letter of Credit, if after giving effect to such issuance the sum of (A) the Dollar Equivalent amount of U.K. Swingline Letter of Credit Usage on the date of such issuance, after giving effect to the issuance of all U.K. Swingline Letters of Credit subject to outstanding requests for issuance, plus (B) the Dollar Equivalent amount of U.K. Swingline Loans (exclusive of U.K. Swingline Letters of Credit) then outstanding, after giving effect to the making of all U.K. Swingline Loans then requested by all outstanding but unfunded Notices of Borrowing, would exceed the Total U.K. Swingline Loan Commitment then in effect; (ii) the U.K. Borrower shall not request that the U.K. Swingline Bank issue any U.K. Swingline Letter of Credit and the U.K. Swingline Bank shall not issue any U.K. Swingline Letter of Credit if after giving effect to such issuance, the sum of the amount described in clause (i) above, plus the Dollar Equivalent of Letter of Credit Usage on the date of such issuance after giving effect to the issuance of all Letters of Credit subject to outstanding requests for issuance, plus the Dollar Equivalent of Revolving Loans and Swingline Loans (other than U.K. Swingline Loans) then outstanding after giving effect to the making of all Revolving Loans and Swingline Loans (other than U.K. Swingline Loans) then requested would exceed
          (x) the Borrowing Base as shown in the Borrowing Base Certificate that was last delivered pursuant to Section 6.01; provided such Borrowing Base Certificate was required to be delivered pursuant to and was in compliance with Section 6.01 or was delivered after the Borrowing Base Certificate last required to be delivered pursuant to Section 6.01 or
          (y) the limitations set forth in Section 1.12 or (z) the Total Revolving Loan Commitment then in effect; (iii) the U.K. Borrower shall not request that the U.K. Swingline Bank issue any U.K. Swingline Letter of Credit which would cause any of the limitations set forth in Section 1.12, Section 1.13 or elsewhere in this Agreement to be violated; and (iv) in no event shall the U.K. Swingline Bank issue any U.K. Swingline Letter of Credit having an expiration date later than thirty (30) Business Days prior to the Revolving Maturity Date (after giving effect to any possible renewal of such U.K. Swingline Letter of Credit).

               Each U.K. Swingline Letter of Credit may provide that the U.K. Swingline Bank may (but shall not be required to) pay the beneficiary thereof upon the occurrence of an Event of Default and the acceleration of the maturity of the U.K. Swingline Loans or, if payment is not then due to the beneficiary, provide for the deposit of funds in an account to secure payment to the beneficiary and that any funds so deposited shall be paid to the beneficiary of the U.K. Swingline Letter of Credit if conditions to such payment are satisfied or returned to the U.K. Swingline Bank (or, if all Obligations shall have been paid in full, to the U.K. Swingline Borrower) if no payment to the beneficiary has been made and the final date available for drawings under the applicable U.K. Swingline Letter of Credit has passed. Each payment or deposit of funds by the U.K. Swingline Bank as provided in this paragraph shall be treated for all purposes of this Agreement as a drawing duly honored by the U.K. Swingline Bank under the related U.K. Swingline Letter of Credit.

               (b) Request for Issuance. Whenever the U.K. Borrower desires the issuance of a U.K. Swingline Letter of Credit, it shall deliver to the U.K. Swingline Bank (with a copy to the Administrative Agent) a request for issuance of a U.K. Swingline Letter of Credit no later than Noon (London time) at least three Business Days, or such shorter period as may be agreed to by the U.K. Swingline Bank in any particular instance, in advance of the proposed date of issuance;
          provided that a U.K. Swingline Letter of Credit denominated in a currency other than U.S. Dollars, Canadian Dollars or Pounds Sterling will be issued as soon as available, which may be more than three Business Days after the request therefor. The request for issuance with respect to any U.K. Swingline Letter of Credit shall specify (i) the proposed date of issuance (which shall be a business day in London and Chicago) of such U.K. Swingline Letter of Credit, (ii) the face amount and currency of such U.K. Swingline Letter of Credit, (iii) the expiration date of such U.K. Swingline Letter of Credit and (iv) the name and address of the beneficiary of such U.K. Swingline Letter of Credit. Prior to the date of issuance, the U.K. Borrower shall specify a precise description of the documents and the verbatim text of any certificate to be presented by the beneficiary of such U.K. Swingline Letter of Credit which, if presented by such beneficiary prior to the expiration date of the U.K. Swingline Letter of Credit, would require the U.K. Swingline Bank to make payment under the U.K. Swingline Letter of Credit; provided that the U.K. Swingline Bank, in its sole judgment, may require changes in any such documents and certificates; and provided, further, that no U.K. Swingline Letter of Credit shall require payment against a conforming draft to be made thereunder earlier than Noon in the time zone of the U.K. Swingline Bank on the Business Day (which shall be a business day under the laws of London and Chicago) three Business Days following the Business Day (which shall be a Business Day under the laws of London and Chicago) that such draft is presented. In determining whether to pay under any U.K. Swingline Letter of Credit, the U.K. Swingline Bank shall be responsible only to determine that the documents and certificates required to be delivered under that U.K. Swingline Letter of Credit have been delivered and that they comply on their face with the requirements of that U.K. Swingline Letter of Credit.

               Following the occurrence of a Default or an Event of Default, the U.K. Swingline Bank may require the U.K. Borrower to deposit cash collateral with the U.K. Swingline Bank having a value, as determined by the U.K. Swingline Bank, equal to 105% of the aggregate face amount of all U.K. Swingline Letters of Credit.

               (c) Payment of Amounts Drawn Under U.K. Swingline Letters of Credit. In the event of any request for drawing under any U.K. Swingline Letter of Credit by the beneficiary thereof, the U.K. Swingline Bank shall notify the U.K. Borrower and the Administrative Agent on or before the date on which the U.K. Swingline Bank intends to honor such drawing, and the U.K. Borrower shall reimburse the U.K. Swingline Bank on the day on which such drawing is honored in an amount in same day funds equal to the amount of and in the same currency as such drawing; provided that, anything contained in this Agreement to the contrary notwithstanding, (i) unless the U.K. Borrower shall have notified the U.K. Swingline Bank and the Administrative Agent prior to Noon (London time) on the Business Day of the date of such drawing that the U.K. Borrower intends to reimburse the U.K. Swingline Bank for the amount of such drawing with funds other than the proceeds of U.K. Swingline Loans, the U.K. Borrower shall be deemed to have timely given a Notice of Borrowing to the U.K. Swingline Bank requesting U.K. Swingline Loans on the Business Day following the date on which such drawing is honored in an amount equal to the Dollar Equivalent amount of such drawing, and (ii) the U.K. Swingline Bank shall, on the date of such drawing, make U.K. Swingline Loans in the amount of such drawing, the proceeds of which shall be applied to reimburse the U.K. Swingline Bank for the Dollar Equivalent amount of such drawing.

                           (d)      Compensation.

               (i) The U.K. Borrower agrees to pay the following amounts with respect to all U.K. Swingline Letters of Credit:

                    (x) with respect to drawings  made under any U.K.  Swingline
               Letter of Credit, interest, payable on demand, on the amount paid by the U.K. Swingline Bank in respect of each such drawing from and including the date of the drawing through the date such amount is reimbursed by the U.K. Borrower (including any such reimbursement out of the proceeds of Swingline Loans pursuant to
               Section 1.19(c)) at a rate which is equal to the interest rate then applicable to U.K. Swingline Loans for the period from the date of such drawing to and including the first Business Day after the date of such drawing and thereafter at a rate equal to 2% per annum in excess of the rate of interest otherwise payable under this Agreement for U.K. Swingline Loans during such period; provided that amounts reimbursed after 2:00 p.m. (London time) on any date shall be deemed to be reimbursed on the next succeeding Business Day;

                    (y) with respect to the  issuance,  amendment or transfer of each U.K. Swingline Letter of Credit and each drawing made thereunder, documentary and processing charges in accordance with the U.K. Swingline Bank's standard schedule for such charges in effect at the time of such amendment, transfer or drawing, as the case may be.

                    (ii) The U.K.  Borrower agrees to pay to the U.K.  Swingline
               Bank in respect of each U.K. Swingline Letter of Credit outstanding for the sole account of the U.K. Swingline Bank a commission equal to 3.50% per annum of the maximum amount available from time to time to be drawn under such outstanding U.K. Swingline Letters of Credit, payable in arrears on and through the last day of each month and calculated on the basis of a 360-day year and the actual number of days elapsed or such other basis as may be agreed to between the U.K. Swingline Bank and the U.K. Borrower. Upon the happening and during the continuance of an Event of Default, the commission referred to in the preceding sentence shall be 5.50% per annum. In addition, the U.K. Borrower agrees to pay to the U.K. Swingline Bank an amount equal to any costs incurred by the U.K. Swingline Bank as a result of funding any deposit or other reserve or charge required by the Bank of England or any other authority which replaces all or any of its functions and any charge imposed by the Financial Services Authority or any other authority which replaces all or any of its functions.

                    (e) Obligations Absolute. The obligation of the U.K. Borrower to reimburse the U.K. Swingline Bank for drawings made under the U.K. Swingline Letters of Credit issued by it shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including, without limitation, the following circumstances:

                    (i) any  lack of  validity  or  enforceability  of any  U.K.
               Swingline Letter of Credit;

                    (ii) the  existence of any claim,  setoff,  defense or other right that the U.K. Borrower or any Affiliate of the U.K. Borrower or any other Person may have at any time against a beneficiary or any transferee of any U.K. Swingline Letter of Credit (or any persons or entities for whom any such beneficiary or transferee may be acting), the U.K. Swingline Bank, any Bank or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction;

                    (iii) any draft,  demand,  certificate or any other document presented under any U.K. Swingline Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                    (iv) payment by such U.K. Swingline Bank under any U.K. Swingline Letter of Credit against presentation of a demand, draft or certificate or other document that does not comply with the terms of such U.K. Swingline Letter of Credit;

                    (v) any other  circumstance or happening  whatsoever that is similar to any of the foregoing; or

                    (vi) the fact that a Default or Event of Default  shall have occurred and be continuing;

               provided, in each case, that payment by the U.K. Swingline Bank under the applicable U.K. Swingline Letter of Credit shall not have constituted gross negligence or willful misconduct of the U.K. Swingline Bank under the circumstances in question (as determined by a final judgment of a court of competent jurisdiction).

               (f) Additional Payments. If by reason of (i) any change after the effective date of Amendment No. 2 in applicable law, regulation, rule, decree or regulatory requirement or any change in the interpretation or application by any judicial or regulatory authority of any law, regulation, rule, decree or regulatory requirement or (ii) compliance by the U.K. Swingline Bank with any directive, request or requirement (whether or not having the force of law) of any governmental or monetary authority including, without limitation, Regulation D:

               (x) the U.K. Swingline Bank shall be subject to any tax, levy, charge or withholding of any nature or to any variation thereof (except for changes in the rate of tax imposed on the net income or net profits of such Bank or any tax on or measured by the capital of the U.K. Swingline Bank or any franchise tax based on the net income or net profits of such Bank, in any case pursuant to the laws of the jurisdiction in which its principal office or applicable lending office is located) or to any penalty with respect to the maintenance or fulfillment of its obligations under this Section 1.19, whether directly or by such being imposed on or suffered by the U.K. Swingline Bank;

               (y) any reserve, deposit or similar requirement is or shall be applicable, imposed or modified in respect of any U.K. Swingline Letter of Credit issued by the U.K. Swingline Bank; or

               (z) there shall be imposed on the U.K. Swingline Bank any other condition regarding this Section 1.19 or any U.K. Swingline Letter of Credit;

               and the result of the foregoing is to directly or indirectly increase the cost to the U.K. Swingline Bank of issuing, making or maintaining any U.K. Swingline Letter of Credit, or to reduce the amount receivable in respect thereof by the U.K. Swingline Bank, then and in any such case the U.K. Swingline Bank shall, as promptly as practical, but in any event within 90 days, after the U.K. Swingline Bank obtains actual knowledge that the additional cost is incurred or the amount received is reduced, notify the U.K. Borrower and the U.K. Borrower shall pay on demand such amounts as the U.K. Swingline Bank may specify to be necessary to compensate the U.K. Swingline Bank for such additional cost or reduced receipt, together with interest on such amount from the date demanded until payment in full thereof at a rate per annum equal at all times to the rate applicable to U.K. Swingline Loans then in effect; provided, however, that if the U.K. Swingline Bank fails to give such notice within 90 days after it obtains actual knowledge of such an event, the U.K. Swingline Bank shall, with respect to compensation payable pursuant to this Section 1.19(f), only be entitled to payment under this Section 1.19(f) for such costs or other amounts from and after the date 90 days prior to the date that the U.K. Swingline Bank does give such notice. A certificate in reasonable detail as to the amount of such increased cost or reduced receipt, submitted to the U.K. Borrower and the Administrative Agent by the U.K. Swingline Bank, as the case may be, shall, absent manifest error, be final, conclusive and binding for all purposes.

               (g) Indemnification; Nature of U.K. Swingline Bank's Duties. In addition to amounts payable as elsewhere provided in this Section 1.19, without duplication, the U.K. Borrower hereby agrees to protect, indemnify, pay and save the U.K. Swingline Bank harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees and allocated costs of internal counsel) which such Bank may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of the U.K. Swingline Letters of Credit or (ii) the failure of the U.K. Swingline Bank to honor a drawing under any U.K. Swingline Letter of Credit as a result of any Governmental Act.

                    As between the U.K.  Borrower and the U.K.  Swingline  Bank, the U.K. Borrower assumes all risks of the acts and omissions of, or misuse of the U.K. Swingline Letters of Credit issued by the U.K. Swingline Bank at the U.K. Borrower's request by the respective beneficiaries of such U.K. Swingline Letters of Credit. In furtherance and not in limitation of the foregoing, the U.K. Swingline Bank shall not be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effects of any document submitted by any party in connection with the application for and issuance of such U.K. Swingline Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;
               (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such U.K. Swingline Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of any such U.K. Swingline Letter of Credit to comply fully with conditions required in order to draw upon such U.K. Swingline Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they are in cipher; (v) for errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such U.K. Swingline Letter of Credit or of the proceeds thereof; (vii) for the misapplication by the beneficiary of any such U.K. Swingline Letter of Credit of the proceeds of any drawing under such U.K. Swingline Letter of Credit; and (viii) for any consequences arising from causes beyond the control of the U.K. Swingline Bank, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of any of the U.K. Swingline Bank's rights or powers hereunder.

                    In  furtherance  and  extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the U.K. Swingline Bank in connection with the U.K. Swingline Letters of Credit issued by it or the related certificates, if taken or omitted in good faith, shall not put the U.K. Swingline Bank under any resulting liability to the U.K. Borrower.

                    Notwithstanding  anything to the contrary  contained in this
               Section 1.19, the U.K. Borrower shall have no obligation to indemnify the U.K. Swingline Bank in respect of any liability incurred by the U.K. Swingline Bank arising solely out of and to the extent of the gross negligence or willful misconduct of the U.K. Swingline Bank (as determined by a final judgment of a court of competent jurisdiction)."

                    (S) Section 2.01 of the Agreement is hereby amended by inserting the phrase "once the Total Revolving Loan Commitment has been reduced to zero," immediately after the number "(ii)" appearing in the ninth line of such section.

                    (T) Section  2.03(a) of the  Agreement is hereby  amended by
               (i) deleting the figure "1/2%" appearing in the first sentence thereof and inserting the figure "3/4%" in lieu thereof and (ii) by amending the second sentence thereof in its entirety to read as follows:

                    "Accrued  Commitment  Commission  shall  be due and  payable monthly in arrears on the last Business Day of each month, commencing with August 31, 1999 and on the Revolving Loan Commitment Termination Date, based on the actual number of days elapsed over a year of 360 days."

                    (U) The  following new section is hereby added at the end of
               Section 2.03 of the Agreement:

                    "(c) The Company  agrees to pay The First  National  Bank of
               Chicago, the fees set forth in, and at the times required by, that certain letter agreement dated July 30, 1999 between the Company and The First National Bank of Chicago, in respect of the U.K. Swingline Loan."

                    (V) The second  sentence of Section 2.04 of the Agreement is hereby amended by inserting the words "which restriction is not able to be cured if violated" immediately after the words "Dollar Equivalent amount in this Agreement".

                    (W) The  following new Section is hereby added at the end of
               Section 2:

                    "2.07.  Interest  Adjustments.  If the  provisions  of  this
               Agreement or any Note would at any time require payment by a Borrower to a Bank of any amount of interest in excess of the maximum amount then permitted by the law applicable to any Loan, the interest payments to that Bank shall be reduced to the extent and in such a manner as is necessary in order that such Bank shall not receive interest in excess of such maximum amount. If, as a result of the foregoing, a Bank shall receive interest payments hereunder or under a Note in an amount less than the amount otherwise provided hereunder, such deficit (hereinafter called the "Interest Deficit") will, to the fullest extent permitted by applicable law, cumulate and will be carried forward (without interest) until the termination of this Agreement.
               Interest otherwise payable to a Bank hereunder and under a Note for any subsequent period shall be increased by the maximum amount of the Interest Deficit that may be so added without causing such Bank to receive interest in excess of the maximum amount then permitted by the law applicable to the Loans.

                    The amount of any Interest  Deficit relating to a Loan and a
               Note shall be treated as a prepayment penalty and shall, to the fullest extent permitted by applicable law, be paid in full at the time of any voluntary prepayment by the Borrowers to the Banks of all the Loans at that time outstanding pursuant to
               Section 3.01 hereof. The amount of any Interest Deficit relating to a particular Loan and Note at the time of any complete payment of the Loans at that time outstanding (other than a voluntary prepayment thereof pursuant to Section 3.01 hereof) shall be canceled and not paid.

                    (X) Clause (iv) of the first sentence of Section 3.01 of the
               Agreement is hereby amended by inserting the words "or any Acquisition Term Loans" immediately after the words "any Term Loans" appearing therein.

                    (Y) Section 3.01 of the Agreement is hereby amended by adding the following sentence at the end thereof:

                    "Notwithstanding  anything to the contrary contained herein, the Sponsor Loans may not be prepaid prior to the Sponsor Loan Repayment Date."

                    (Z) Section 3.02(A)(a) of the Agreement is hereby amended by adding the following proviso at the end thereof:

                    "provided, however, that prior to the Sponsor Loan Repayment
               Date, Non-Sponsor Acquisition Term Loans hereunder shall be prepaid pursuant to this Section 3.02(A)(a) before any of the Sponsor Loans are prepaid."

                    (AA) Section  3.02(A)(b) of the Agreement is hereby  amended by deleting "and (ii)" appearing in the fifth line thereof and inserting the following in lieu thereof:

            ",(iii) the  borrowing  limitations  set forth in  Section  1.12 and
               (iii)"

                    (BB) Section  3.02(A)(f) of the Agreement is hereby  amended by deleting the parenthetical phrase "(after giving effect to the ability to reinvest any such Net Cash Proceeds pursuant to
               Section 7.17)" appearing therein.

          (CC) Section 3.02(A)(f) of the Agreement is hereby amended by adding the following proviso at the end thereof:

                    "provided,  however,  that  with  respect  to the  Net  Cash
               Proceeds received by the Company and/or any of its Subsidiaries from the sale of the Mondel Brake Business, the Company shall apply or cause to be applied an amount equal to 50% of such Net Cash Proceeds as provided in Section 3.02(B)(d)."

                    (DD) Section  3.02(A)(i) of the Agreement is hereby  amended in its entirety to read as follows:

                    "(i)  At  the  Administrative  Agent's  discretion,  on  the
               Business Day after the date of receipt thereof by the Company and/or any of its Subsidiaries, the Company shall apply or cause to be applied an amount equal to (x) 100% of any insurance proceeds other than Net Proceeds or insurance proceeds of the type referred to in clause (y) below (less reasonably incurred costs to recover) received less any portion of such proceeds not in excess of $3,000,000 attributable to a casualty, so long as there exists no Event of Default, that is applied or committed to be applied within a reasonable period of time to repair or replace the damaged property; provided that any insurance proceeds received in respect of an inventory loss shall not be counted towards the $3,000,000 limit and shall not be required to be applied as a mandatory prepayment pursuant to this Section 3.02(A)(i), and (y) 100% of any business interruption insurance proceeds (less reasonably incurred costs to recover) over $3,000,000 attributable to a casualty, in each case as provided in Section 3.02(B)(a)."

                    (EE) Section  3.02(A)(j) of the Agreement is hereby  amended by deleting the figure "$10,000,000" appearing therein and inserting the figure "$1,000,000" in lieu thereof.

                    (FF) Section  3.02(A)(k) of the Agreement is hereby  amended by deleting the figure "75%" appearing therein and inserting the figure "100%" in lieu thereof.

                    (GG) Section  3.02(B)(a) of the Agreement is hereby  amended
               by  adding  the  following  phrase  to  the  beginning   thereof,
               immediately preceding the word "Prepayments":

                    "Subject  to  the  terms  and   provisions  of  the  Sponsor
               Participation Agreement,"

                    (HH) The following new Section is hereby added at the end of
               Section 3.02(B) of the Agreement:

                    "(d)  Subject  to the terms and  provisions  of the  Sponsor
               Participation Agreement, prepayments resulting from the sale of the Mondel Brake Business to be applied pursuant to this Section 3.02(B)(d) shall be applied as follows: (i) first, on a pro rata basis among the A Term Loans, the B Term Loans and any outstanding Acquisition Term Loans as follows: (x) $712,500 of the applicable Net Cash Proceeds shall be applied in the order of maturity to the remaining Scheduled A Term Loans Principal Payments, the remaining Scheduled B Term Loans Principal Payments and the remaining Scheduled Acquisition Term Loan Principal Payments and (y) the balance of the applicable Net Cash Proceeds shall be applied in inverse order of maturity to the remaining Scheduled A Term Loans Principal Payments, the remaining
               Scheduled B Term Loans Principal Payments and the remaining Scheduled Acquisition Term Loan Principal Payments; provided that each holder of B Term Loans may, upon reasonable notice to the Borrowers and the Administrative Agent, decline any such prepayment, in which case such prepayment shall be applied to Scheduled A Term Loans Principal Payments and Scheduled Acquisition Term Loan Principal Payments as aforesaid; (ii) second, as provided in clauses (ii) and (iii) of Section 3.02(B)(a) above. Amounts applied pursuant to this Section 3.02(B)(d) may not be reborrowed."

                    (II) Section  3.05(a) of the Agreement is hereby  amended by
               (i) inserting the words "and U.K. Swingline Letters of Credit" immediately after the words "Letters of Credit" appearing in the fourth and fifth lines of such section and (ii) inserting the words "U.S. Swingline Loans," immediately preceding the words "U.K. Swingline Loans" in clause (ii) of such section.

                    (JJ) Section  3.05(b) of the Agreement is hereby  amended in its entirety to read as follows:

                    "(b) Subject to Section 1.10(f),  if on any Computation Date
               the Administrative Agent shall have determined that (i) the aggregate outstanding Revolving Loans and the Dollar Equivalent amount of the Swingline Loans and Letter of Credit Usage exceed the lesser of (x) the Total Revolving Loan Commitment, (y) the borrowing limitations set forth in Section 1.12 and (z) the Borrowing Base as shown in the Borrowing Base Certificate that was last delivered pursuant to Section 6.01, provided such Borrowing Base Certificate was required to be delivered pursuant to and was in compliance with Section 6.01 or was delivered after the Borrowing Base Certificate last required to be delivered pursuant to Section 6.01, (ii) the aggregate outstanding U.K. Swingline Loans exceed the applicable Maximum Swingline Amount,
               (iii) the aggregate outstanding Canadian Swingline Loans exceed the applicable Maximum Swingline Amount, (iv) the aggregate outstanding Revolving Loans and the Dollar Equivalent amount of Swingline Loans (other than U.K. Swingline Letters of Credit) exceed the limitations set forth in Section 1.12, or (v) the sum of the Dollar Equivalent amount of Letter of Credit Usage plus the Dollar Equivalent amount of U.K. Swingline Letter of Credit Usage exceeds $10,000,000, in each such case due to a change in applicable rates of exchange between U.S. Dollars, on the one hand, and Pounds Sterling or Canadian Dollars or any other applicable currency, on the other hand, then the Administrative Agent shall give notice to the Applicable Borrowers that a prepayment of Revolving Loans (or, if no Revolving Loans are outstanding, payment of unreimbursed drawings under Letters of Credit or, if none thereof, cash collateralization of outstanding Letters of Credit), U.K. Swingline Loans (or payment of unreimbursed drawings under U.K. Swingline Letters of Credit or if none, cash collateralization of outstanding U.K. Swingline Letters of Credit) or Canadian Swingline Loans is required or that certain outstanding Letters of Credit or U.K. Swingline Letters of Credit must be cash collateralized, as the case may be, under this subsection, and the Applicable Borrowers agree if such excess shall not have been prepaid or such Letters of Credit or U.K. Swingline Letters of Credit cash collateralized (as the case may be) within five (5) Business Days of such notice or if within five (5) Business Days such excess has not been eliminated by changes in currency exchange rates, then the Applicable Borrowers shall make prepayments (by such repayment of Loans, payment of unreimbursed drawings or cash collateralization) or shall cash collateralize Letters of Credit or U.K. Swingline Letters of Credit such that, after giving effect to such prepayment or payment, cash collateralization and/or changes in currency exchange rates, (i) the aggregate outstanding Revolving Loans and the Dollar Equivalent amount of the Swingline Loans and Letter of Credit Usage do not exceed the lesser of (x) the Total Revolving Loan Commitments then available pursuant to Section 1.01(d), (y) the borrowing limitations set forth in Section 1.12 or (z) the Borrowing Base as shown in the Borrowing Base Certificate that was last delivered pursuant to Section 6.01; provided such Borrowing Base Certificate was required to be delivered pursuant to and was in compliance with Section 6.01 or was delivered after the Borrowing Base Certificate last required to be delivered pursuant to Section 6.01, (ii) the Dollar Equivalent amount of aggregate outstanding U.K. Swingline Loans and Canadian Swingline Loans do not exceed the applicable Maximum Swingline Amount, (iii) the aggregate outstanding Revolving Loans and the Dollar Equivalent amount of Swingline Loans (other than U.K. Swingline Letters of Credit) do not exceed the limitations set forth in Section 1.12, and (iv) the sum of the Dollar
               Equivalent amount of Letter of Credit Usage plus the Dollar Equivalent amount of U.K. Swingline Letter of Credit Usage that is not cash collateralized does not exceed $10,000,000."

               (KK) Section 4.02(c)(i) of the Agreement is hereby amended by deleting the date "October 31, 1997" appearing therein and inserting the date "April 30, 1999" in lieu thereof.

               (LL) Section 4.02 of the Agreement is hereby amended by adding the following new section immediately after section (g) appearing therein:

          "(h) Borrowing  Certificate.   The  Administrative  Agent  shall  have
               received a Notice of Borrowing."

               (MM) Section 4.03 of the Agreement is hereby deleted in its entirety.

          (NN) The following new section is hereby added at the end of Section 4 of the Agreement:

               "4.05. Conditions Precedent to All U.K. Swingline Letters of Credit. The right of the U.K. Borrower to obtain the issuance of any U.K. Swingline Letter of Credit from the U.K. Swingline Bank is subject to prior or concurrent satisfaction of all of the following conditions:

               (A) Required Documentation. On or prior to the date of issuance of a U.K. Swingline Letter of Credit, the U.K. Swingline Bank and the Administrative Agent shall have received, in accordance with the provisions of Section 1.19, a request for issuance with respect to such U.K. Swingline Letter of Credit (the furnishing by the U.K. Borrower of each such request for issuance shall be deemed to constitute a representation and warranty of the U.K. Borrower to the effect that the conditions set forth in 4.02 are satisfied as of the date of delivery and will be satisfied on the relevant date of issuance), all other information specified in Section 1.19, and such other documents as the U.K. Swingline Bank may reasonably require in connection with the issuance of such U.K. Swingline Letter of Credit.

               (B) Conditions. On the date of issuance of each U.K. Swingline Letter of Credit, all conditions precedent described in Section 4.02 shall be satisfied to the same extent as though the issuance of such Letter of Credit were the making of a Revolving Loan."

               (OO) Section 5.05 of the Agreement is hereby amended in its entirety to read as follows:

               "5.05. Use of Proceeds. (a) The proceeds of all A Term Loans and B Term Loans to be made to the Company hereunder shall be utilized by the Company to finance the Recapitalization and to pay related fees and expenses.

               (b) Proceeds of the Revolving Loans, proceeds of the Swingline Loans and the proceeds of the Acquisition Term Loans made on or after the effective date of Amendment No. 2, shall be utilized for working capital and other general corporate purposes (including, without limitation, to finance Acquisitions to the extent permitted by Section
          7.22 hereof).

               (c) The proceeds of all Acquisition Term Loans made hereunder prior to the effective date of Amendment No. 2 have been utilized to provide the financing required to consummate acquisitions, to pay related fees and expenses and to pay Indebtedness permitted by Section 7.04(i), all in accordance with the terms and provisions of this Agreement as in effect prior to the effective date of Amendment No. 2.

               (d) Neither the making of any Loan hereunder, nor the use of the proceeds thereof, will violate or be inconsistent with the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System."

               (PP) The last sentence of the last paragraph of Section 5.11(b) of the Agreement is hereby amended by deleting the date "October 31, 1997" appearing therein and inserting the date "April 30, 1999" in lieu thereof.

               (QQ) Section 5.11(c) of the Agreement is hereby amended in its entirety to read as follows:

               "(c) On May 25,  1999,  the  Company  delivered  to the Banks pro forma consolidated income projections for the Company and its Subsidiaries, pro forma consolidated balance sheet projections for the Company and its Subsidiaries and pro forma consolidated cash flow projections for the Company and its Subsidiaries, all for the fiscal years ending October 31, 1999 through October 31, 2002, inclusive (the "Projected Financial Statements"). The assumptions made in preparing the Projected Financial Statements are reasonable as of the date of such projections and as of the effective date of Amendment No. 2 and all material assumptions with respect to the Projected Financial Statements are set forth therein, it being recognized by the Banks that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results."

               (RR) The  following  new  section  is hereby  added at the end of
          Section 5 of the Agreement:

               "5.25. Bank Accounts. Attached hereto as Schedule 5.25 is a true and complete list of each bank account maintained by the Company and/or any of its Subsidiaries and the balance (if any) required to be maintained in each such account by the applicable financial institution where such account is located."

               (SS) The initial paragraph of each of Section 6 and Section 7 of the Agreement are hereby amended by adding the following at the end of each thereof immediately preceding the colon appearing therein:

               "and all Letters of Credit and all U.K. Swingline Letters of Credit have expired or been terminated, cancelled or cash collateralized in an amount equal to 105% of the face amount of such Letters of Credit and U.K. Swingline Letters of Credit"

               (TT) Section 6.01(l) of the Agreement is hereby amended by deleting the last sentence appearing therein.

               (UU) Section 6.01(m) of the Agreement is hereby amended by deleting in its entirety the proviso appearing therein.

               (VV) Section 6.01 of the Agreement is hereby amended by adding the following new sections to the end thereof:

               "(n) Within twenty (20) Business Days after the last Business Day of each month, (i) for each bank account maintained by the Company or any of its Subsidiaries that has either average monthly receipts or an average monthly balance of $100,000 or more (each a "Specified Account"), a copy of the summary page (which shows the opening and closing balances in such account) from the most recently available monthly bank statement for such account and (ii) a certificate from the Vice President of Finance, the Treasurer or the Controller of the Company certifying that attached thereto is a true and complete list of all Specified Accounts maintained by the Company or any of its Subsidiaries.

               (o) on Thursday of each week (commencing August 19, 1999), a statement of total cash receipts and total cash disbursements on a country by country basis for the prior week, together with (A) comparisons to the amounts set forth in the Company's most recent projections for such week and (B) projections for the following eight
          (8) weeks, including without limitation anticipated payments of Loans, if any, during such period."

               (WW) The first sentence of Section 6.03(b) of the Agreement is hereby amended by deleting the words "to the extent that such types and such amounts of insurance are available at commercially reasonable rates" appearing therein.

               (XX) Section 6.13 of the Agreement is hereby amended in its entirety to read as follows:

               "From time to time, at the request of the Administrative Agent or the Required Banks, the Company will participate, and will cause its chief financial officer to be available for and to participate, in a meeting with the Agents and the Banks to be held at reasonable intervals at locations and times requested by the Administrative Agent and reasonably satisfactory to the Borrowers."

               (YY) Section 6.14 of the Agreement is hereby amended in its entirety to read as follows:

               "6.14. Pledge of Additional Collateral. Subject to the exceptions set forth in Section 6.12(b), unless the Administrative Agent in its reasonable discretion consents to any Additional Collateral (as hereinafter defined) being excluded from the provisions of this
          Section 6.14, within 30 days after the acquisition by the Company or any of its Subsidiaries of (i) Real Property in the United States, the United Kingdom or Canada; provided that for purposes of this Section 6.14, leased Real Property shall only be included if manufacturing operations take place on such leased Real Property, (ii) assets (other than the Real Property) of the type that would have constituted Collateral (pursuant to any Security Document on the Closing Date or Effective Date, as applicable) at the Closing Date or the Effective Date (this clause (ii) shall include, without limitation, such assets of any Subsidiary described in clause (iii) below) or (iii) capital stock or other equity interest of any Subsidiary (other than a Subsidiary of a Non-Guarantor Subsidiary), which shall be limited to 65% of the capital stock or other equity interest in the case of a Foreign Subsidiary that is not a pass-through entity and where the pledge would have the effects set forth in clause (a)(i) or (ii) of the definition of Non-Guarantor Subsidiary (whether by capital contribution or acquisition) (collectively, (i), (ii) and (iii); the "Additional Collateral"), the Company will, and will cause each of its Subsidiaries to, take all necessary action, including, without limitation, the filing of appropriate financing statements under the provisions of the UCC, applicable foreign, domestic or local laws, rules or regulations in each of the offices where such filing is necessary or appropriate, entering into or amending Security Documents or, in the case where the Company or any of its Subsidiaries creates or acquires a Subsidiary, entering into such additional pledge agreements and security agreements in form and substance satisfactory to the Collateral Agent (and, in the case of the acquisition of Real Property in the United States, the United Kingdom or Canada, satisfaction of the conditions set forth in Sections 4.01(b)(iv), 4.01(q) and 4.01(u) and, in the case of the acquisition of personal property, satisfaction of the conditions set forth in Sections 4.01(b)(iv) (upon the request of the Collateral Agent) and 4.01(n)), to grant to the Collateral Agent a perfected first priority Lien in such Collateral subject to no other Liens other than Prior Liens and other Liens expressly permitted by the applicable Security Document pursuant to and to the full extent required by the Security Documents and this Agreement. Notwithstanding the foregoing, (i) Non-Guarantor Subsidiaries and (ii) Foreign Subsidiaries to the extent that Additional Collateral of such Foreign Subsidiaries consisting of inventory and receivables is not permitted to be pledged to the Banks by Indebtedness incurred pursuant to Section 7.04(f), shall not be required to comply with the provisions of the foregoing sentence. The Borrowers shall use their reasonable best efforts to limit the collateral that Foreign Subsidiaries acquired after the Effective Date shall provide to lenders providing the facilities permitted by Sections 7.04(f) and 7.04(g). All actions taken by the parties in connection with the pledge of Additional Collateral, including, without limitation, costs of counsel for the Agents or the Collateral Agent, shall be for the account of the Borrowers, which shall pay all sums due on demand."

          (ZZ) The heading of Section 6.15 of the Agreement is hereby amended in its entirety to read as follows:

                 "6.15. Security Interests. Further Assurances."

               (AAA) The  following  paragraphs  are hereby  added at the end of
          Section 6.15 of the Agreement:

               "Upon the request of the Administrative Agent, the Company will, and will cause its Subsidiaries to, duly execute and deliver, or cause to be duly executed and delivered, at the cost and expense of the Borrowers, such further instruments and documents as may be necessary in the reasonable judgment of the Administrative Agent to carry out the provisions and purposes of this Agreement and the other Credit Documents including, without limitation, documentation to effect further cash management arrangements requested by the Administrative Agent.

               The Company will, and will cause its Subsidiaries to, promptly undertake to deliver or cause to be delivered to the Administrative Agent from time to time such other documentation, consents, authorizations and approvals in form and substance reasonably satisfactory to the Administrative Agent, as the Administrative Agent shall deem reasonably necessary or advisable to perfect or maintain the Liens of the Agent for the benefit of the Banks."

               (BBB) Section 6.18 of the Agreement is hereby deleted in its entirety.

               (CCC)Section 6.20 of the Agreement is hereby amended by adding the following new sections at the end thereof:

               "(d)  The  Company   shall,   and  shall  cause  its   applicable
          Subsidiaries to, implement a cash management system acceptable to the Administrative Agent no later than September 10, 1999; and

               (e) No later than September 10, 1999, the Company shall have delivered to the Administrative Agent (i) a fully executed Contribution Agreement, (ii) fully executed amendments to certain of the Credit Documents, (iii) such documents and instruments, all as the Administrative Agent or its counsel shall reasonably request, in order to grant, maintain, perfect or confirm the security interests granted to the Administrative Agent pursuant to the Credit Documents or to carry out the provisions and purposes of any of the Credit Documents and (iv) evidence (satisfactory to the Administrative Agent) of the release of the charge granted by Morris Material Handling Limited (formerly known as Morris Mechanical Handling Limited) ("MMHL") in favor of ABN-AMRO BANK, N.V. with respect to MMHL's bank accounts at ABN-AMRO BANK, N.V."

               (DDD) Section 7.01 of the Agreement is hereby amended in its entirety to read as follows:

               "7.01. Conduct of Business. The Company will not, and will not permit any of its Subsidiaries to, engage in any business other than the business conducted by the Company and its Subsidiaries prior to the Closing Date, the MHE Business and any businesses or activities substantially similar thereto. Holdings will not engage in any business other than holding the capital stock of its Subsidiaries; provided that Holdings may hold the capital stock of Subsidiaries which may engage in other businesses so long as (i) management of the Company and its Subsidiaries continues to devote substantially all of its time to the affairs of the Company and its Subsidiaries, (ii) no resources of the Company and its Subsidiaries are utilized in any such business, except for Dividends permitted by Section 7.08 and (iii) Holdings may not provide credit support for any such Subsidiary except for a limited guarantee to the extent of the fair market value of the shares of such Subsidiary and supported solely by a pledge of the shares of such Subsidiary."

               (EEE) Section 7.03(c) of the Agreement is hereby amended by deleting the figure "$5,000,000" appearing therein and inserting the figure "$1,000,000" in lieu thereof.

               (FFF) Section 7.03(p) of the Agreement is hereby amended by deleting the figure "$12,500,000" appearing therein and inserting the figure "$2,500,000" in lieu thereof.

               (GGG)Section 7.03 of the Agreement is hereby amended by adding the following new clause to the end thereof:

               "(q) Liens not otherwise permitted by the foregoing clauses (a) through (o), granted to Persons (who are not Affiliates of the Company) to secure the obligations of the Company or any of its
          Subsidiaries under any contract pursuant to which such Person receiving the Lien has or will be making progress payments to the Company or any of its Subsidiaries provided, that the aggregate fair market value of assets subject to Liens permitted by this Section 7.03(q) may not exceed $10,000,000 at any time."

               (HHH) Section 7.04(g) is hereby amended in its entirety to read as follows:

               "(g) up to $11,000,000 aggregate principal amount of Indebtedness at any one time outstanding of the Company's Subsidiaries, the jurisdiction of incorporation, organization or formation of which is located in Mexico, Singapore, South Africa or Australia; provided that the amount of Indebtedness in each such country shall not exceed the following: (i) $2,000,000 aggregate principal amount at any one time outstanding in Mexico; (ii) $2,000,000 aggregate principal amount at any one time outstanding in Singapore; (iii) $2,000,000 aggregate principal amount at any one time outstanding in South Africa and (iv) $5,000,000 aggregate principal amount at any one time outstanding in Australia."

               (III)  Section  7.04(e)  of the  Agreement  is hereby  amended by
          deleting  the  figure   "$5,000,000"   and  by  inserting  the  figure
          "$1,000,000" in lieu thereof.

               (JJJ) Section 7.04(f) of the Agreement is hereby amended in its entirety to read as follows:

               "(f) Indebtedness of Foreign Subsidiaries incurred to provide working capital for Designated Acquisitions in an amount not to exceed $15,000,000 aggregate principal amount outstanding at any time;"

                  (KKK) Section 7.04(i) of the Agreement is hereby amended by deleting the words "a Designated Acquisition" appearing therein and inserting the words "an Acquisition permitted to be made pursuant to the terms of this Agreement" in lieu thereof.

                  (LLL) Section 7.04(k) of the Agreement is hereby amended by deleting the figure "$12,500,000" appearing therein and inserting the figure "$2,500,000" in lieu thereof.

                  (MMM) Section 7.05 of the Agreement is hereby amended in its entirety to read as follows:

               "7.05. Capital Expenditures. The Company will not, and will not permit any of its Subsidiaries to, make Consolidated Capital Expenditures in any fiscal year for any purpose in excess of the amounts set forth below for such fiscal year provided, that Consolidated Capital Expenditures for the fiscal year ended October 31, 1998 shall only be for the period beginning on the Closing Date and ending on October 31, 1998:
                                                          Amount
                           Fiscal Year ending          in Millions

                           October 31, 1998 ............... $7.5
                           October 31, 1999 ...............  9.0
                           October 31, 2000 ................ 6.0
                           October 31, 2001 ................ 7.5
                           October 31, 2002 ................ 9.0
                           October 31, 2003 ................ 9.0
                           October 31, 2004 ................ 9.0

               In addition, the amount of Consolidated Capital Expenditures permitted by this Section 7.05 for any fiscal year shall be increased for such year only by an amount equal to 75% of the excess of (x) the permitted Consolidated Capital Expenditures for the immediately preceding fiscal year in accordance with the foregoing chart (i.e. without giving effect to the provisions of this paragraph) over (y) the amount of Consolidated Capital Expenditures actually made in such immediately preceding fiscal year."

                  (NNN) Section 7.06(j) of the Agreement is hereby amended in its entirety to read as follows:

               "(j) investments which the Company and its Subsidiaries are contractually committed to make pursuant to contracts in existence on the effective date of Amendment No. 2 as set forth on Schedule 7.06(j) hereto;"


                  (OOO) Section 7.06(m) of the Agreement is hereby amended in its entirety to read as follows:

                    "(m)  additional  loans,  advances  and/or  investments of a nature not contemplated by the foregoing clauses (a) through (l) and (n) through (p); provided that all loans, advances and investments made in any fiscal year pursuant to this clause (m) shall not exceed $1,000,000 in the aggregate and $4,000,000 in the aggregate during the term of this Agreement for the Company and its Subsidiaries;"

                    (PPP) Section  7.06(o) of the Agreement is hereby amended in its entirety to read as follows:

               "(o) Designated  Acquisitions and any Acquisition permitted under the terms of this Agreement; and"

                    (QQQ) Clause (a) of Section 7.07 of the  Agreement is hereby amended by deleting the phrase "of the type described in Section 7.04(b), (c), (d)" appearing therein and inserting the phrase "of the type described in Section 7.04(b), (c), (d), (h)" in lieu thereof.

                    (RRR) Clause (b) of Section 7.07 of the  Agreement is hereby amended by deleting the words "that Indebtedness of the type described in Section 7.04(i) may be prepaid with Acquisition Term Loans in accordance with Section 4.03 and" appearing therein.

               (SSS)Clause  (vi) of  Section  7.08 of the  Agreement  is  hereby amended in its entirety to read as follows:

                    "(vi) so long as no Default  or Event of Default  shall have occurred and be continuing or would result therefrom, from and after the fifth anniversary of the Closing Date, the Company may pay Dividends to Holdings in order to permit Holdings to pay cash dividends on the Preferred Stock."

                    (TTT)Clause (i) of Section 7.09 of the Agreement is hereby amended in its entirety to read as follows:

                    "(i)  transactions  between  or  among  Credit  Parties  and
               Intercompany Advances;"

                    (UUU)Section 7.09 of the Agreement is hereby amended by adding the following new clause at the end thereof:

                    "and (ix) any transaction  between or among any Credit Party and any Subsidiary of the Company that is not a Credit Party which transaction (A) is consented to by the Administrative Agent in its reasonable discretion or (B) does not involve aggregate consideration in excess of $250,000 for any one transaction or does not involve aggregate consideration which when added to the aggregate consideration involved in all other transactions that have been permitted by this subclause (B) in excess of $2,500,000."

                    (VVV)Clause (v) of Section 7.09 of the Agreement is hereby amended in its entirety to read as follows:

                    "(v)  payments to Chartwell  (x)  pursuant to the  Chartwell
               Financial Advisory Agreement on the Closing Date and (y) for management services pursuant to the Chartwell Management Consulting Agreement not to exceed $500,000 in cash on or about each of April 1 and October 1 of each year, plus reasonable expenses; provided, in the case of (y), that (A) 50% of such fees due on each such date shall be deferred by Chartwell pursuant to, and in accordance with, the Sponsor Participation Agreement until the Sponsor Loan Repayment Date and (B) 100% of such fees shall accrue and shall not be paid by the Company at any time after the occurrence and during the continuance of an Event of Default pursuant to Section 8.01 until such Event of Default is cured, whereupon (1) if it is prior to the Sponsor Loan Repayment Date, 50% of such accrued and unpaid fees may be paid and (2) if it is on or after the Sponsor Loan Repayment Date, 100% of such accrued and unpaid fees may be paid;"

                    (WWW) Section 7.10 of the Agreement is hereby amended in its entirety to read as follows:

                    "7.10.  Total  Interest  Coverage  Ratio.  The  ratio of (i)
               Consolidated EBITDA for the Company and its Subsidiaries to (ii) Consolidated Interest Expense for the Company and its Subsidiaries, minus any Sponsor Loan Interest, minus the aggregate amount of new Sponsor Loans actually funded in cash by the Sponsors pursuant to, and in accordance with, the Sponsor Participation Agreement, in each case for or during the Test Period ending on each date listed below, shall not be less than the ratio set forth opposite such date below:

                           Test Period ending              Ratio

                           July 31, 1998 ..............  1.35 to 1.0
                           October 31, 1998 ..........   1.35 to 1.0
                           January 31, 1999 ..........   1.35 to 1.0
                           April 30, 1999 ............   1.17 to 1.0
                           July 31, 1999 ..............   .77 to 1.0
                           October 31, 1999 ...........   .80 to 1.0
                           January 31, 2000 ...........   .88 to 1.0
                           April 30, 2000 ............   1.00 to 1.0
                           July 31, 2000 .............   1.13 to 1.0
                           October 31, 2000 ..........   1.13 to 1.0
                           January 31, 2001 ..........   1.25 to 1.0
                           April 30, 2001 ............   1.50 to 1.0
                           July 31, 2001 .............   1.50 to 1.0
                           October 31, 2001 ..........   1.75 to 1.0
                           January 31, 2002 ..........   1.75 to 1.0
                           April 30, 2002 ............   1.75 to 1.0
                           July 31, 2002 .............   1.75 to 1.0
                           October 31, 2002 ..........   2.00 to 1.0
                           January 31, 2003 ..........   2.00 to 1.0
                           April 30, 2003 ............   2.00 to 1.0
                           July 31, 2003 .............   2.00 to 1.0
                           October 31, 2003 ..........   2.00 to 1.0
                           January 31, 2004 ..........   2.00 to 1.0
                           April 30, 2004 ............   2.00 to 1.0
                           July 31, 2004 .............   2.00 to 1.0
                           October 31, 2004 ..........   2.00 to 1.0
                           January 31, 2005 ..........   2.00 to 1.0"

                  (XXX) Section 7.11 of the Agreement is hereby amended by inserting the letter "(a)" at the beginning thereof, immediately preceding the words "The Company will".

     (YYY)The chart appearing in Section 7.11 of the Agreement is hereby amended in its entirety to read as follows:

                           Test Period ending         Ratio

                           April 30, 2001 .....   1.10 to 1.0
                           July 31, 2001 ......   1.10 to 1.0
                           October 31, 2001 ...   1.10 to 1.0
                           January 31, 2002 ...   1.10 to 1.0
                           April 30, 2002 .....   1.10 to 1.0
                           July 31, 2002 ......   1.10 to 1.0
                           October 31, 2002 ...   1.10 to 1.0
                           January 31, 2003 ...   1.10 to 1.0
                           April 30, 2003 .....   1.10 to 1.0
                           July 31, 2003 ......   1.10 to 1.0
                           October 31, 2003 ...   1.10 to 1.0
                           January 31, 2004 ...   1.10 to 1.0
                           April 30, 2004 .....   1.10 to 1.0
                           July 31, 2004 ......   1.10 to 1.0
                           October 31, 2004 ...   1.10 to 1.0
                           January 31, 2005 ...   1.10 to 1.0"

                  (ZZZ) The  following new section is hereby added at the end of
Section 7.11 of the Agreement, immediately after the chart appearing therein:

     "(b) The Company will not permit the ratio of (i) Consolidated EBITDA of the Company and its Subsidiaries to (ii) the sum of the Consolidated Interest Expense, plus the Consolidated Capital Expenditures, plus the Consolidated Cash Taxes in each case for the Company and its Subsidiaries, minus any Sponsor Loan Interest, minus the aggregate amount of new Sponsor Loans actually funded in cash by the Sponsors pursuant to, and in accordance with, the Sponsor
Participation Agreement, during or for the Test Period ending on each date listed below, to be less than the ratio set forth opposite such date below:

                           Test Period                Ratio

                           July 31, 2000            .97 to 1.00
                           October 31, 2000         .97 to 1.00
                           January 31, 2001        1.10 to 1.00"

     (AAAA) The chart appearing in Section 7.12(a) of the Agreement is hereby amended in its entirety to read as follows:

                           Test Period ending            Ratio

                           April 30, 2001 ............   5.50 to 1.0
                           July 31, 2001 .............   5.35 to 1.0
                           October 31, 2001 ..........   5.00 to 1.0
                           January 31, 2002 ..........   4.90 to 1.0
                           April 30, 2002 ............   4.75 to 1.0
                           July 31, 2002 .............   4.60 to 1.0
                           October 31, 2002 ..........   4.40 to 1.0
                           January 31, 2003 ..........   4.20 to 1.0
                           April 30, 2003 ............   4.00 to 1.0
                           July 31, 2003 .............   4.00 to 1.0
                           October 31, 2003 ..........   4.00 to 1.0
                           January 31, 2004 ..........   4.00 to 1.0
                           April 30, 2004 ............   4.00 to 1.0
                           July 31, 2004 .............   4.00 to 1.0
                           October 31, 2004 ..........   4.00 to 1.0
                           January 31, 2005 .........   4.00 to 1.0"

                  (BBBB) The chart appearing in Section 7.12(b) of the Agreement is hereby amended in its entirety to read as follows:

                           Test Period ending              Ratio

                           April 30, 2001 ..............   2.25 to 1.0
                           July 31, 2001 ...............   2.25 to 1.0
                           October 31, 2001 ............   2.25 to 1.0
                           January 31, 2002 ............   2.25 to 1.0
                           April 30, 2002 ..............   2.25 to 1.0
                           July 31, 2002 ...............   2.25 to 1.0
                           October 31, 2002 ............   2.00 to 1.0
                           January 31, 2003 ............   2.00 to 1.0
                           April 30, 2003 ..............   2.00 to 1.0
                           July 31, 2003 ...............   2.00 to 1.0
                           October 31, 2003 ............   2.00 to 1.0
                           January 31, 2004 ............   2.00 to 1.0
                           April 30, 2004 ..............   2.00 to 1.0
                           July 31, 2004 ...............   2.00 to 1.0
                           October 31, 2004 ............   2.00 to 1.0
                           January 31, 2005 ...........   2.00 to 1.0"

     (CCCC) The chart appearing in Section 7.13 of the Agreement is hereby amended in its entirety to read as follows:

                                                         Minimum EBITDA
                           Test Period                         ($Millions)

                           October 31, 1998 .........................  39.50
                           January 31, 1999 ........................   35.60
                           April 30, 1999 ..........................   30.10
                           July 31, 1999 ...........................   21.00
                           October 31, 1999 ........................   18.25
                           January 31, 2000 ........................   20.25
                           April 30, 2000 ..........................   22.00
                           July 31, 2000 ...........................   25.50
                           October 31, 2000 ........................   29.50
                           January 31, 2001 ........................   34.00
                           April 30, 2001 ..........................   50.40
                           July 31, 2001 ...........................   50.40
                           October 31, 2001 ........................   54.60
                           January 31, 2002 ........................   54.60
                           April 30, 2002 ..........................   57.20

                           July 31, 2002 .......................   57.20
                           October 31, 2002 ....................   61.00
                           January 31, 2003 ....................   61.00
                           April 30, 2003 ......................   61.00
                           July 31, 2003 .......................   61.00
                           October 31, 2003 ....................   61.00
                           January 31, 2004 ....................   61.00
                           April 30, 2004 ......................   61.00
                           July 31, 2004 .......................   61.00
                           October 31, 2004 ....................   61.00
                           January 31, 2005 ....................   61.00

          (DDDD) Section 7.17 (a) of the Agreement is hereby amended in its entirety to read as follows:

          "7.17. Asset Sales. (a) The Company will not, and will not permit any of its Subsidiaries to, make any Asset Sale except (i) the sale of the Mondel Brake Business and (ii) Assets Sales made after the effective date of Amendment No. 2 which on an aggregate basis over the remaining term of this Agreement, do not involve assets having an aggregate fair market value of more than $3,000,000; provided, that with regard to any Asset Sale permitted by this Section 7.17: (A) the sale price of the asset(s) subject to such Asset Sale shall not be less than the fair market value of such asset(s) at the time of sale thereof, (B) not less than 90% of the aggregate sale price of the asset(s) subject to such Asset Sale shall be payable in cash on the date of such sale, (C) any non-cash proceeds received from such Asset Sale shall be pledged to the Collateral Agent pursuant to, and in accordance with, the applicable Security Documents and shall constitute Collateral, (D) if such sale is to an Affiliate, such sale shall be made in compliance with Section 7.09, and (E) upon the receipt of Net Cash Proceeds from such Asset Sale, the Company and its Subsidiaries shall have complied with the mandatory prepayment and Commitment reduction provisions of this Agreement."

          (EEEE) Section 7.18(iv) of the Agreement is hereby amended by inserting the words "and in existence on the effective date of Amendment No. 2 or in connection with Acquisitions permitted to be made pursuant to the terms of this Agreement" immediately after the words "Designated Acquisitions" appearing therein.

          (FFFF) Clauses (ix), (x) and (xi) of Section 7.18 are hereby amended in their entirety to read as follows:

          "(ix)reserves for adjustments in connection with any Asset Sale which reserves are established in accordance with GAAP;

          (x)  guarantees  by  the  Company  of  obligations  not   constituting
     Indebtedness of its Subsidiaries; and

          (xi) customary indemnification and liquidated damage obligations in connection with sales of assets not constituting Asset Sales, provided such obligations (A) are given in the ordinary course of the Company's or the applicable Subsidiary's business, in accordance with past practices and in the exercise of the Company's or the applicable Subsidiary's reasonable judgment and (B) are customary given the type and size of the sales transaction."

          (GGGG) Section 7.20 of the Agreement is hereby amended by deleting the words "under Section 7.17 hereof" appearing therein and inserting the words "under this Agreement" in lieu thereof.

          (HHHH) The  following  new  sections  are  hereby  added at the end of
     Section 7 of the Agreement:

          "7.21. Cash Management. The Company will not, and will not permit any of its Subsidiaries to, (a) open or maintain any bank account other than the bank accounts listed on Schedule 5.25 hereto, without the Administrative Agent's prior written consent or (b) maintain balances of collected funds in any accounts (other than those listed on Schedule 5.25 marked with an asterisk and those accounts with respect to which the applicable financial institution at which such account is maintained has executed a letter agreement relating to cash management arrangements in form and substance satisfactory to the Administrative Agent) in an aggregate amount for the Company and its Subsidiaries taken together, in excess of $1,000,000 at any one time.

          7.22. Acquisitions. The Company will not, and will not permit any of its Subsidiaries to, make Acquisitions on or after the effective date of Amendment No. 2, other than an Acquisition (i) which involves assets to be used in, or a Person engaged in, the MHE Business, (ii) with respect to which the Banks shall have received at least five (5) Business Days' prior written notice from the Company or the applicable Subsidiary and (iii) which is not otherwise prohibited by this Agreement."

          (IIII) Section 8.02 of the Agreement is hereby amended by inserting the word "Holdings," immediately preceding the words "any Credit Party" appearing therein.

          (JJJJ) Section 8.03 of the Agreement is hereby amended in its entirety to read as follows:

          "8.03. Covenants. Holdings or any Credit Party or its respective Subsidiaries shall (a) default in the due performance or observance by it of any term, covenant or agreement contained in Section 6.10, 6.12, 6.14, 6.15, 6.16 or Section 7 hereof or Section 1.1 of any Mortgage of Real Property in the United States or (b) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement or any Credit Document (other than those referred to in Section 8.01, 8.02, 8.03(a), 8.08 or 8.11) and such default shall continue unremedied for a period of at least thirty (30) days after the date of such default; or"

          (KKKK) Section 8.04 of the Agreement is hereby amended (i) by inserting the word "Holdings," at the beginning of subsection (a) thereof immediately preceding the words "Any Credit Party"; (ii) by inserting the word "Holdings," immediately preceding the words "all Credit Parties" appearing in clause (i) of subsection (a) thereof; and by inserting the word "Holdings," immediately preceding the words "any Credit Party" appearing in subsection (b) thereof".

          (LLLL) Section 8.06 of the Agreement is hereby amended by adding the words "Employee Benefit Plans or" immediately preceding the words "Foreign Plans" appearing therein.

          (MMMM) Section 8.08 of the Agreement is hereby amended by deleting the figure "$2,500,000" appearing therein and inserting the figure "$500,000" in lieu thereof.

          (NNNN) Section 8.09 of the Agreement is hereby amended by inserting the word "Holdings", immediately preceding the words "any Credit Party" and "all Credit Parties" appearing therein.

          (OOOO) The following new section is hereby added to Section 8 of the Agreement immediately after Section 8.10:

          "8.11. Borrowing Base Certificate. The Company shall have failed to submit any Borrowing Base Certificate to the Administrative Agent within fifteen (15) Business Days after the end of any month."

          (PPPP) Clause (ii) of the last paragraph of Section 8 of the Agreement is hereby amended by inserting the words "Holdings and" immediately preceding the words "each Credit Party" appearing therein.

          (QQQQ) The definition of "A Term Loan Commitment" appearing in Section 9 of the Agreement is hereby amended in its entirety to read as follows:

          "`A Term Loan Commitment' means, with respect to each Bank, the amount set forth (i) opposite such Bank's name on Schedule 1 hereto in the column entitled "A Term Loan Commitment" or (ii) in any applicable Assignment and Assumption Agreement to which it may be a party, as the case may be, as such amount may be reduced from time to time in accordance with the terms of this Agreement."

          (RRRR) The definition of "Account" appearing in Section 9 of the Agreement is hereby amended by deleting the following words "and including accounts for goods shipped or goods subject to a progress, percentage of completion or similar accounting or payment method, which accounts are unbilled; provided the invoice for such goods is sent within 15 days of the date the goods were shipped" from clause (i) appearing therein.

          (SSSS)  The  definition  of  "Acquisition   Term  Loan  Closing  Date"
     appearing in Section 9 of the Agreement is hereby deleted in its entirety.

          (TTTT) The definition of "Acquisition Term Loan Commitment" appearing in Section 9 of the Agreement is hereby amended in its entirety to read as follows:

          "`Acquisition Term Loan Commitment' means, with respect to each Bank, the amount set forth (i) opposite such Bank's name on Schedule 1 hereto in the column entitled "Acquisition Term Loan Commitment" or (ii) in any applicable Assignment and Assumption Agreement to which it may be a party, as the case may be, as such amount may be reduced from time to time in accordance with the terms of this Agreement."

          (UUUU) The definition of "B Term Loan Commitment" appearing in Section 9 of the Agreement is hereby amended in its entirety to read as follows:

          "`B Term Loan Commitment' means, with respect to each Bank, the amount set forth (i) opposite such Bank's name on Schedule 1 hereto in the column entitled "B Term Loan Commitment" or (ii) in any applicable Assignment and Assumption Agreement to which it may be a party, as the case may be, as such amount may be reduced from time to time in accordance with the terms of this Agreement."

          (VVVV) The definition of "Bank" appearing in Section 9 of the Agreement is hereby amended in its entirety to read as follows:

          "`Bank' or `Banks' means the financial institutions whose names appear at the foot hereof and any assignee of a Bank pursuant to Section 11.04 hereof, and their respective successors."

          (WWWW) The definition of "Borrowing Base" appearing in Section 9 of the Agreement is hereby amended in its entirety to read as follows:

          "`Borrowing Base' means an amount equal to the sum (without any double counting) of (i) 85% of the Eligible Accounts Receivable; provided that the advance rate shall be 50% for the additional $10,000,000 of Eligible Accounts Receivable specified in clause (e) of the definition thereof, (ii) 50% of the Eligible Inventory that is not Work in Process Inventory and
     (iii) 35% of Work in Process Inventory."

          (XXXX) The definition of "Business Day" appearing in Section 9 of the Agreement is hereby amended by adding the words "are authorized or required by law to close" immediately after the parenthetical phrase appearing in the third and fourth lines thereof.

          (YYYY)  The  definition  of  "Canadian   Swingline  Loan   Commitment"
     appearing in Section 9 of the Agreement is hereby amended in its entirety to read as follows:

          "`Canadian Swingline Loan Commitment' means, with respect to each Bank, the amount set forth (i) opposite such Bank's name on Schedule 1 hereto in the column entitled "Canadian Swingline Loan Commitment" or (ii) in any applicable Assignment and Assumption Agreement to which it may be a party, as the case may be, as such amount may be reduced from time to time in accordance with the terms of this Agreement."

          (ZZZZ) The definition of "Computation Date" appearing in Section 9 of the Agreement is hereby amended by deleting the words "or the U.K. Swingline Bank, as the case may be," appearing therein.

          (AAAAA)  The  definition  of   "Consolidated   Capital   Expenditures"
     appearing in Section 9 of the Agreement is hereby amended in its entirety to read as follows:

          "`Consolidated Capital Expenditures" of any Person means, for any period, the amount required to be included in capital assets on the consolidated balance sheet of such Person in conformity with GAAP, but excluding expenditures made in connection with the replacement, substitution or restoration of assets (i) to the extent financed from insurance proceeds paid on account of the loss of or damage to the assets being replaced or restored, (ii) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced,
     (iii) with regard to equipment that is purchased simultaneously with the trade-in of existing equipment, fixed assets or improvements, the credit granted by the seller of such equipment for the trade-in of such equipment, fixed assets or improvements; provided that Consolidated Capital Expenditures for any such period shall in any event include the cash purchase price paid in such period in connection with any Acquisition made on or after the effective date of Amendment No. 2."

          (BBBBB The definition of "Contingent Obligations" appearing in Section 9 of the Agreement is hereby amended by deleting the words "and amounts that are included in Section 7.18" appearing at the end of the first sentence of such definition.

          (CCCCC The definition of "Credit Documents" appearing in Section 9 of the Agreement is hereby amended by adding the following text "and (v) the Contribution Agreement" at the end thereof.

          (DDDDD The definition of "Designated Acquisition" appearing in Section 9 of the Agreement is hereby amended in its entirety to read as follows:

          "`Designated Acquisition' shall mean any Acquisition that (i) was completed prior to the effective date of Amendment No. 2 and (ii) was permitted to be made under the terms and provisions of the Credit Agreement as in effect on the date of such Acquisition."

          (EEEEE The parenthetical phrase appearing in the fourth and fifth lines of the definition of "Eligible Accounts Receivable" appearing in
     Section 9 of the Agreement is hereby amended in its entirety to read as follows:

          "(excluding any Unbilled Accounts and any Accounts set forth in clauses (ii) through (vi) of such definition)"

          (FFFFF The definition of "Eligible Inventory" appearing in Section 9 of the Agreement is hereby amended (i) by inserting the words "and goods in transit between a Credit Party and an Affiliate of a Credit Party" at the end of clause (B) appearing therein and (ii) by adding the following text at the end of the first sentence:

          "; plus (D) the amount by which Eligible Inventory determined solely pursuant to clause (A) above shall have been reduced as a result of percentage of completion accounting provided, such amount has not been included in the Borrowing Base pursuant to clause (iii) of the definition thereof."

          (GGGGG The definition of "Eurodollar Rate" appearing in Section 9 of the Agreement is hereby amended by adding the following text at the end of such definition:

          "by a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect to Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D)"

          (HHHHH Clause (e) of the definition of "Excess Cash Flow" appearing in Section 9 of the Agreement is hereby amended in its entirety to read as follows:

          "(e) for the period from November 1, 1998 through the effective date of Amendment No. 2, 100% of the funds used on or prior to the date payments are due under Section 3.02(A)(g), for the applicable period to make Designated Acquisitions (other than to the extent Acquisition Term Loans or the $12,500,000 Revolving Loan basket were used in accordance with the Credit Agreement then in effect)."

          (IIIII The definition of "Guarantees" appearing in Section 9 of the Agreement is hereby amended (i) by deleting the words "U.K. Subsidiary Guarantee" and inserting the words "U.K. Subsidiary Guarantees" in lieu thereof and (ii) by deleting the number "6.17" and inserting the phrase "6.16 or otherwise in connection with the transactions contemplated hereby" in lieu thereof.

          (JJJJJ Clause (viii) of the definition of "Indebtedness" appearing in Section 9 of the Agreement is hereby amended by deleting the word "net" appearing therein.

          (KKKKK The first proviso of the definition of "Intercompany Advances" appearing in Section 9 of the Agreement is hereby amended in its entirety to read as follows:

          "provided that the aggregate amount of Intercompany Advances made to a Foreign Subsidiary of the Company which is a Non-Guarantor Subsidiary shall not exceed an amount at any time outstanding equal to $14,000,000; and"

          (LLLLL Clause (ii) of the second proviso of the definition of "Intercompany Advances" appearing in Section 9 of the Agreement is hereby amended by inserting the words "or Acquisitions permitted pursuant to the terms of this Agreement" immediately after the words "Designated Acquisitions" appearing therein.

          (MMMMM The definition of "Interest Margin" appearing in Section 9 of the Agreement is hereby amended in its entirety to read as follows:

          "`Interest Margin' shall mean, in respect of (i) Base Rate Loans, 2.00% and (ii) Reserve Adjusted Eurodollar Loans, 3.50%. The Interest Margin in respect of Swingline Loans shall be that margin agreed among the Applicable Borrower, the applicable Swingline Bank and the Administrative Agent. The Interest Margin in respect of Acquisition Term Loans that are Sponsor Loans shall be that margin set forth in Section 5 of the Sponsor Participation Agreement."

          (NNNNN The definition of "Letter of Credit" appearing in Section 9 of the Agreement is hereby amended by inserting the following phrase at the end thereof:

          "but specifically excluding any U.K. Swingline Letter of Credit."

          (OOOOO The definition of "Net Cash Proceeds" appearing in Section 9 of the Agreement is hereby amended in its entirety to read as follows:

          "`Net Cash  Proceeds'  means with  respect to any Asset Sale:  (a) the aggregate cash proceeds received by the Company or the applicable Subsidiary (including, without limitation, all cash proceeds received by way of (i) deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received and (ii) receivables retained by the Company or any of its Subsidiaries as part of the sales consideration), minus (b) reasonable and customary brokerage commissions and other reasonable and customary fees and direct expenses (including reasonable and customary fees and expenses of counsel and investment bankers and reasonable and customary inventory liquidation costs actually paid by the Company or the applicable Subsidiary) related to such sale, lease, transfer or other disposition, minus (c) payments made to retire Indebtedness (other than the Loans) secured by such assets being sold or otherwise disposed of where payment of such Indebtedness is required in connection with such sale or disposition provided that (i) with respect to taxes, expenses shall only include taxes to the extent that taxes are payable in cash in the current year or in the next succeeding year with respect to the current year as a result of such Asset Sale; (ii) Net Cash Proceeds shall not include any amounts or items included in the definition of Financing Proceeds or Net Financing Proceeds (including in any proviso appearing therein or exclusion therefrom) and (iii) Net Cash Proceeds shall not include appropriate amounts to be provided by the Company or a Subsidiary as a reserve, in accordance with GAAP and approved by the Administrative Agent, against any liabilities associated with the assets sold or disposed of in such Asset Sale and retained by the Company or a Subsidiary after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with the assets sold or disposed of in such Asset Sale, provided, however, that at such time as such amounts are no longer reserved or such reserve is no longer necessary (but in no event longer than 18 months from the receipt of such proceeds), any remaining amounts shall become Net Cash Proceeds to be allocated in accordance with the terms of this Agreement."

          (PPPPP The definition of "Obligations" appearing in Section 9 of the Agreement is hereby amended in its entirety to read as follows:

          "`Obligations' means all obligations (a) whether, direct or indirect, contingent or absolute, of every type or description and at any time existing, of the Borrowers to make due and punctual payment of (i) principal of and all interest on the Loans, the Commitment Commission, any reimbursement obligations in respect of Letters of Credit, costs and attorneys' fees and all other monetary obligations of any of the Borrowers to any of the Agents, any Issuing Bank or any Bank under or in respect of this Agreement, any Note, any other Credit Document or any fee letter, (ii) all amounts payable by any of the Borrowers to any Bank under any Currency Protection Agreement or Interest Rate Agreement, provided that the Administrative Agent shall have received written notice thereof within ten
     (10) Business Days after execution of such Currency Protection Agreement or Interest Rate Agreement and (iii) amounts payable to Canadian Imperial Bank of Commerce in connection with any bank account maintained by any of the Borrowers or any other Credit Party at Canadian Imperial Bank of Commerce or any other banking services provided to any of the Borrowers or any other Credit Party by Canadian Imperial Bank of Commerce with respect to, or in any way related to, any of the Credit Documents (including, without limitation, interest accruing at the then applicable rate provided in this Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in this Agreement after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding, relating to any of the Borrowers, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) and
     (b) all other obligations of any of the Borrowers or any other Credit Party pursuant to this Agreement and any other Credit Document."

          (QQQQQ The definition of "Pledged Securities" appearing in Section 9 of the Agreement is hereby amended in its entirety to read as follows:

          "`Pledged  Securities'  means all  Pledged  Securities  under the U.S.
     Security   Agreement,   the  U.K.   Security   Agreements  and  the  Pledge
     Agreements."

          (RRRRR The definition of "Real Property" appearing in Section 9 of the Agreement is hereby amended in its entirety to read as follows:

          "`Real Property' means any and all parcels of real property acquired, leased or otherwise owned by any Credit Party together with, in each case, all improvements and appurtenant fixtures and equipment, easements and other property and rights incidental to the ownership, lease or operation thereof."

          (SSSSS Clause (x) of the definition of "Replacement Assets" appearing in Section 9 of the Agreement is hereby amended by deleting the words "or in a business similar or reasonably related thereto" appearing therein and inserting the words "or in a business substantially similar thereto" in lieu thereof.

          (TTTTT The  definition of  "Revolving  Loan  Commitment"  appearing in
     Section 9 of the Agreement is hereby amended in its entirety as follows:

          "`Revolving Loan Commitment' means, with respect to each Bank, the amount set forth (i) opposite such Bank's name on Schedule 1 hereto under the column entitled "Revolving Loan Commitment," or (ii) in any applicable Assignment and Assumption Agreement to which it may be a party, as the case may be, as such amount may be reduced from time to time in accordance with the terms of this Agreement."

          (UUUUU The proviso appearing in the definition of "Swingline Expiry Date" appearing in Section 9 of the Agreement is hereby amended in its entirety to read as follows:

          "provided that the U.K. Swingline Bank shall give the U.K. Borrower notice 90 days (or such shorter time period as shall be consented to by the U.K. Swingline Bank, the U.K. Borrower and the Administrative Agent) in advance of the then current Swingline Expiry Date of whether the U.K. Swingline Bank will extend the Swingline Expiry Date with respect to the U.K. Swingline Loans for a further period of 364 days (or such longer or shorter period as the U.K. Borrower and the U.K. Swingline Bank may agree) but not to expire later than the date five Business Days prior to the Revolving Maturity Date."

          (VVVVV The definition of "U.K. Swingline Loan" appearing in Section 9 is hereby amended by inserting the following parenthetical phrase at the end thereof:

          "(anysuch documentary letter of credit or guarantee, including any bid bond or performance bond shall be referred to herein as a "U.K. Swingline Letter of Credit")"

          (WWWWW The definition of "U.K. Swingline Loan Commitment" appearing in
     Section 9 of the Agreement is hereby amended in its entirety to read as follows:

          "`U.K. Swingline Loan Commitment' means, with respect to each Bank, the amount set forth (i) opposite such Bank's name on Schedule 1 hereto under the column entitled "U.K. Swingline Loan Commitment" or (ii) in any applicable Assignment and Assumption Agreement to which it may be a party, as the case may be, as such amount may be reduced from time to time in accordance with the terms of this Agreement."

          (XXXXX The definition of "U.S. Swingline Loan Commitment" is hereby amended in its entirety to read as follows:

          "`U.S. Swingline Loan Commitment' means, with respect to each Bank, the amount set forth (i) opposite such Bank's name on Schedule 1 hereto under the column entitled "U.S. Swingline Line Commitment" or (ii) in any applicable Assignment and Assumption Agreement to which it may be a party, as the case may be, as such amount may be reduced from time to time in accordance with the terms of this Agreement."

          (YYYYY The following new definitions are hereby added (in the correct alphabetical sequence) to Section 9 of the Agreement:

          "`Acquisition' means any transaction pursuant to which the Company or any of its Subsidiaries (a) acquires equity securities (or warrants, options or other rights to acquire such securities) of any Person other than the Company or any Person which is not then a Subsidiary of the Borrower, pursuant to a solicitation of tenders therefor, or in one or more negotiated block, market or other transactions not involving a tender offer, or a combination of any of the foregoing, or (b) makes any Person a Subsidiary of the Company, or causes any such Person to be merged into the Company or any of its Subsidiaries, in any case pursuant to a merger, purchase of assets or any reorganization providing for the delivery or issuance to the holders of such Person's then outstanding securities, in exchange for such securities, cash or securities of the Company or any of its Subsidiaries, or a combination thereof, or (c) purchases all or substantially all of the business or assets of any Person.

          `Additional Sponsor Participation' has the meaning set forth in the Sponsor Participation Agreement.

          `Amendment No. 2' means Amendment No. 2 dated as of August 2, 1999 to this Agreement.

          `Contribution Agreement' means that certain Contribution Agreement (in form and substance satisfactory to the Administrative Agent) to be executed by Holdings, the Borrowers and the other Credit Parties, as such agreement may be amended, supplemented or otherwise modified, renewed or replaced from time to time.

          `Interest Deficit' has the meaning set forth in Section 2.07.

          `Mondel Brake Business' means the capital stock or the assets of, and the business presently conducted by, Mondel.

          `Non-Sponsor Acquisition Term Loans' means Acquisition Term Loans that are not Sponsor Loans.

          `Sponsor Loans' has the meaning set forth in the Sponsor Participation Agreement.

          `Sponsor Loan Interest' means, for any period, the aggregate amount of interest accrued, but not paid in cash, by the U.S. Borrowers in connection with the Sponsor Loans (pursuant to, and in accordance with, the Sponsor Participation Agreement) for such period.

          `Sponsor Loan Repayment Date' has the meaning set forth in the Sponsor Participation Agreement.

          `Sponsor Participation Agreement' means that certain Participation Agreement dated as of August 2, 1999 among the Sponsors, Holdings, the Borrowers, the other Credit Parties and each of the Banks referred to in Section C of Schedule 1 of such agreement, as such agreement may be amended, supplemented or otherwise modified, renewed or replaced from time to time.

          `Sponsors' has the meaning set forth in the Sponsor Participation Agreement.

          `U.K.Swingline Letter of Credit' has the meaning set forth in the definition of U.K. Swingline Loan herein.

          `U.K. Swingline Letter of Credit Usage' means, as at any date of determination, the sum of (i) the maximum aggregate amount that is or at any time thereafter may become available under all U.K. Swingline Letters of Credit then outstanding plus (ii) the aggregate amount of all drawings under U.K. Swingline Letters of Credit honored by all U.K. Swingline Banks and not theretofore reimbursed by the U.K. Borrower.

          `Unbilled Accounts' means accounts for goods shipped or goods subject to a progress, percentage of completion or similar accounting or payment method, which accounts are unbilled.

          `Workin Process Inventory' means Eligible Inventory that is neither raw materials nor finished goods."

          (ZZZZZ The following new section is hereby added at the end of Section 10 of the Agreement:

          "10.12. Authorization to Release Lien. The Banks hereby authorize the Administrative Agent (in its sole discretion) in connection with the sale or other disposition of any asset included in the Collateral or all of the capital stock or other equity interests of any Guarantor, to the extent undertaken in accordance with the terms of this Agreement, to release the Lien granted to it (for the benefit of Banks) on such asset or capital stock and/or to release such Guarantor from its obligations under the Credit Documents; provided, however, that this Section 10.12 does not modify the provisions of Section 11.12 or Section 7.17 hereof."

          (AAAAAA The following new section is hereby added at the end of Section 11 of the Agreement:

          "11.18. No Conflict with the Sponsor Participation Agreement. Notwithstanding anything to the contrary contained in this Agreement, each payment from or on behalf of Holdings or any Credit Party in respect of any of the Obligations relating to the Acquisition Term Loans, which payment is received by the Administrative Agent, shall be distributed by the Administrative Agent in accordance with the Sponsor Participation Agreement. In the event of any inconsistency relating to the Acquisition Term Loans or the rights of the Sponsors with respect thereto, between the terms of this Agreement or any Acquisition Term Note on the one hand, and those of the Sponsor Participation Agreement on the other hand, the terms of the Sponsor Participation Agreement shall control."

          (BBBBBB Annex III to the Agreement is hereby deleted in its entirety.

          (CCCCCC Schedule 1 and Schedule 5.25 attached hereto are hereby added to the Agreement.

          SECTION 2. Reduction of the Total Revolving Loan Commitment, the Total U.S. Swingline Loan Commitment, the total U.K. Swingline Loan Commitment and the Total Canadian Swingline Loan Commitment. Each of the parties hereto hereby agrees that as of the Effective Date, (a) the Total Revolving Loan Commitment shall be permanently reduced to $50,700,000, (b) the Total U.S. Swingline Loan Commitment shall be permanently reduced to $6,000,000,
     (c) the Total U.K., Swingline Loan Commitment shall be permanently reduced to $6,000,000 and (d) the Total Canadian Swingline Loan Commitment shall be permanently reduced to $3,000,000.

          SECTION 3. Amendments to the Credit Documents. Each of the Banks hereby consents to the Administrative Agent entering into amendments (in form and substance satisfactory to the Administrative Agent) to certain of the Credit Documents (other than the Agreement) as the Administrative Agent shall determine in its sole discretion to cure any ambiguity, to correct or supplement any provision in any such Credit Document which may be defective or inconsistent with any other provision in any of the Credit Documents or with the intent of any of the Credit Documents, or to make any other provisions with respect to matters or questions arising under any of the Credit Documents (other than the Agreement); provided that any amendment shall not adversely affect the interests of the Banks in any material respect.

          SECTION 4. Confirmation and Acknowledgment of the Obligations; Release. Each of the Borrowers hereby confirms and acknowledges to the Agents and the Banks that it is validly and justly indebted to the Agents and the Banks for the payment of all Obligations without offset, defense, cause of action or counterclaim of any kind or nature whatsoever. Each of the Credit Parties, on its own behalf and on behalf of its successors and assigns, hereby waives, releases and discharges the Agents and each Bank and all of the affiliates of the Agents and each Bank, and all of the directors, officers, employees, attorneys and agents of the Agents, each Bank and such affiliates, from any and all claims, demands, actions or causes of action (known and unknown) arising out of or in any way relating to the Credit Documents and any documents, agreements, dealings or other matters connected with any of the Credit Documents, in each case to the extent arising (x) on or prior to the date hereof or (y) out of, relating to, actions, dealings or matters occurring on or prior to the date hereof. The waivers, releases, and discharges in this Section 4 shall be effective regardless of whether the conditions to this Amendment are satisfied and regardless of any other event that may occur or not occur after the date hereof.

          SECTION 5. Agreement by the Borrowers. Notwithstanding that the Borrowers may not have received prior notice of the engagement of any counsel, appraisers, consultants or other advisors by an Agent or a Bank, the Borrowers hereby agree to pay all out-of-pocket costs and expenses of each of the Agents and each of the Banks as contemplated by Section 11.01 of the Agreement.

          SECTION 6. Conditions to Effectiveness. The effectiveness of this Amendment is subject to the satisfaction in full of the following conditions precedent on or before August 2, 1999 (the first date on which all such conditions have been satisfied being herein referred to as the "Effective Date"):

          (A the Administrative Agent shall have received executed counterparts of this Amendment, which, when taken together, bear the signatures of Holdings, each of the Credit Parties and those Banks required by Section
     11.12 of the Credit Agreement; and

          (B the Administrative Agent shall have received executed counterparts of the Sponsor Participation Agreement (such term being used in this Amendment as defined in Section 1(YYYYY) above and which agreement shall include, among other things, the purchase of a participation in the unfunded Acquisition Term Loan Commitments of certain of the Banks), which counterparts, when taken together, bear the signatures of the Administrative Agent, the Sponsors, the Selling Banks (as such term is defined in the Sponsor Participation Agreement) and all of the Credit Parties; and

          (C the Company shall have received the $5,000,000 in proceeds from the Acquisition Term Loan to be made on or before the Effective Date and to be funded pursuant to and as contemplated by the Sponsor Participation Agreement; and

          (D a borrowing base audit shall have been completed by an independent audit firm which is acceptable to the Administrative Agent, and the scope and results of such audit shall in all respects be satisfactory to the Administrative Agent; and

          (E The Administrative Agent (for the benefit of the Agents and the Banks, as applicable) shall have received the following:

                           (i) an amendment fee in an amount equal to 1/4% of each such Bank's Total Commitment (after giving effect to the reductions set forth in Section 2 above); and

                           (ii) the payment of all invoiced amounts owing to any of the Agents and any Bank pursuant to
                                 Section 11.01 of the Agreement after giving effect to Section 5 of this Amendment; and

          (F [intentionally omitted]

          (G the Borrowers shall have obtained all consents and waivers from any Governmental Authority or other Person necessary for the execution, delivery and performance of this Amendment, the Sponsor Participation Agreement and any other document or transaction contemplated by this Amendment or the Sponsor Participation Agreement; and

          (H No Event of Default (which has not been properly waived in writing) shall have occurred and then be continuing and no Default or Event of Default shall occur or be continuing upon the effectiveness of this Amendment or the Sponsor Participation Agreement or the consummation of the transactions contemplated by either of the foregoing and the Administrative Agent shall have received a certificate of the Borrowers with respect to the foregoing and the matters set forth in subsection (G) above; and

          (I all legal matters in connection with this Amendment, the Credit Documents and/or the Collateral shall be reasonably satisfactory to Morgan, Lewis & Bockius LLP, counsel for the Administrative Agent.

          SECTION 7. Representations and Warranties. Holdings and the Credit Parties hereby represent and warrant to the Banks that after giving effect to this Amendment:

          (A the representations and warranties contained in the Credit Agreement and in the other Credit Documents are true and correct in all material respects on and as of the date hereof as if such representations and warranties had been made on and as of the date hereof (except to the extent such representations and warranties expressly relate to an earlier date); and

          (B Holdings and the Credit Parties are in compliance with all the terms and provisions set forth in the Credit Agreement and the other Credit Documents and no Default or Event of Default has occurred or is continuing under the Credit Agreement or will occur upon the effectiveness of this Amendment or the Sponsor Participation Agreement or the consummation of the transactions contemplated by either of the foregoing.

          SECTION 8. Full Force and Effect. Except as expressly set forth herein, this Amendment does not constitute a waiver or modification of any provision of the Credit Agreement or a waiver of any Default or Event of Default under the Credit Agreement, in either case whether or not known to any of the Agents or the Banks. Except as expressly amended hereby, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof and the Credit Agreement as heretofore amended and as amended by this Amendment are hereby ratified and confirmed. As used in the Credit Agreement, the terms "Credit Agreement", "this Agreement", "herein", "hereafter", "hereto", "hereof", and words of similar import, shall, unless the context otherwise requires, mean the Credit Agreement as amended by this Amendment. References to the terms "Agreement" or "Credit Agreement" appearing in the Exhibits or Schedules to the Credit Agreement, shall, unless the context otherwise requires, mean the Credit Agreement as amended by this Amendment.

          SECTION 9. APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WHICH ARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK.

          SECTION 10. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument. Signature pages may be detached from counterpart documents and reassembled to form duplicate executed originals. Delivery of an executed counterpart of a signature page of this Amendment by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.

          SECTION 11. Expenses. Whether or not this Amendment becomes effective or the transactions contemplated hereby are consummated, each of the Borrowers agrees, on a joint and several basis, to pay all out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, execution and delivery of this Amendment and any other documentation contemplated hereby, including, but not limited to, the fees and disbursements of counsel for the Administrative Agent.

          SECTION 12. Headings. The headings of this Amendment are for the purposes of reference only and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

          SECTION 13. Acknowledgment and Consent by the Guarantors.

          (A Each Guarantor hereby acknowledges that it has read this Amendment and consents to the terms hereof and further confirms and agrees that, notwithstanding the effectiveness of this Amendment, (i) its obligations under its Guarantee shall not be impaired or affected and (ii) such Guarantee is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects.

          (B Each Guarantor hereby confirms and acknowledges that it is validly and justly indebted to the Agents and the Banks for the payment of all of the Obligations which it has guaranteed, without offset, defense, cause of action or counterclaim of any kind or nature whatsoever.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date and year first written above.

                            [signature pages follow]

BORROWERS:

MORRIS MATERIAL HANDLING, INC.


By: /s/ Martin L. Ditkof
      Name: Martin L. Ditkof
      Title:   Secretary

MORRIS MATERIAL HANDLING, LLC


By: /s/ Martin L. Ditkof
      Name: Martin L. Ditkof
      Title:   Manager

MORRIS MATERIAL HANDLING
  EQUIPMENT LIMITED


By: /s/ Martin L. Ditkof
      Name: Martin L. Ditkof
      Title:   Director

MONDEL ULC


By: /s/ Martin L. Ditkof
      Name: Martin L. Ditkof
      Title:   Secretary

KAVERIT STEEL AND CRANE ULC


By: /s/ Martin L. Ditkof
      Name: Martin L. Ditkof
      Title:   Secretary

GUARANTORS:

MMH HOLDINGS, INC.


By:   /s/ Martin L. Ditkof
      Name: Martin L. Ditkof
      Title:   Secretary


MHE TECHNOLOGIES, INC.


By: /s/ David W. Dupert
      Name: David W. Dupert
      Title:   President


PHMH HOLDING COMPANY


By: /s/ David W. Dupert
      Name: David W. Dupert
      Title:   President


MATERIAL HANDLING EQUIPMENT
  NEVADA CORPORATION


By: /s/ Martin L. Ditkof
      Name: Martin L. Ditkof
      Title:   Secretary


CMH MATERIAL HANDLING, LLC


By: /s/ Martin L. Ditkof
      Name: Martin L. Ditkof
      Title:   Manager

EPH MATERIAL HANDLING, LLC


By: /s/ Martin L. Ditkof
      Name: Martin L. Ditkof
      Title:   Manager


HARNISCHFEGER DISTRIBUTION &
  SERVICE, LLC


By: /s/ Martin L. Ditkof
      Name: Martin L. Ditkof
      Title:   Manager


HPH MATERIAL HANDLING, LLC


By: /s/ Martin L. Ditkof
      Name: Martin L. Ditkof
      Title:   Manager


MERWIN, LLC


By: /s/ Martin L. Ditkof
      Name: Martin L. Ditkof
      Title:   Manager


MORRIS MECHANICAL HANDLING, INC.


By: /s/ Martin L. Ditkof
      Name: Martin L. Ditkof
      Title:   Secretary

MPH CRANE, INC.


By: /s/ Martin L. Ditkof
      Name: Martin L. Ditkof
      Title:   Secretary


NPH MATERIAL HANDLING, INC.


By: /s/ Martin L. Ditkof
      Name: Martin L. Ditkof
      Title:   Secretary


PHME SERVICE, INC.


By: /s/ Martin L. Ditkof
      Name: Martin L. Ditkof
      Title:   Secretary


SPH CRANE & HOIST, INC.


By: /s/ Martin L. Ditkof
      Name: Martin L. Ditkof
      Title:   Secretary


MHE CANADA ULC


By: /s/ Martin L. Ditkof
      Name: Martin L. Ditkof
      Title:   Secretary

3016117 NOVA SCOTIA ULC


By: /s/ Martin L. Ditkof
      Name: Martin L. Ditkof
      Title:   Secretary


HYDRAMACH ULC


By: /s/ Martin L. Ditkof
      Name: Martin L. Ditkof
      Title:   Secretary


BUTTERS ENGINEERING SERVICES LIMITED


By: /s/ Martin L. Ditkof
      Name: Martin L. Ditkof
      Title:   Director


INVERCOE ENGINEERING LIMITED


By: /s/ Martin L. Ditkof
      Name: Martin L. Ditkof
      Title:   Director


LOWFILE LIMITED


By: /s/ Martin L. Ditkof
      Name: Martin L. Ditkof
      Title:   Director

REDCROWN, ULC


By: /s/ Martin L. Ditkof
      Name: Martin L. Ditkof
      Title:   Director


MMH (HOLDINGS) LIMITED


By: /s/ Martin L. Ditkof
      Name: Martin L. Ditkof
      Title:   Director


MORRIS MATERIAL HANDLING LIMITED


By: /s/ Martin L. Ditkof
      Name: Martin L. Ditkof
      Title:   Director


M.M.H. INTERNATIONAL LIMITED


By: /s/ Martin L. Ditkof
      Name: Martin L. Ditkof
      Title:   Director


MORRIS MATERIAL HANDLING MEXICO
  S.A. DE C.V.


By: /s/ Peter A. Kerrick
      Name: Peter A. Kerrick
      Title:   Director

BIRMINGHAM CRANE & HOIST, INC.


By: /s/ Martin L. Ditkof
      Name: Martin L. Ditkof
      Title:   Secretary


ARIZONA MOTOR AND CONTROL CORPORATION


By: /s/ Martin L. Ditkof
      Name: Martin L. Ditkof
      Title:   Secretary


DAJU HOLDINGS LTD.


By: /s/ Martin L. Ditkof
      Name: Martin L. Ditkof
      Title:   Secretary


OVERHEAD CRANE SERVICE & SUPPLY COMPANY LIMITED


By: /s/ Martin L. Ditkof
      Name: Martin L. Ditkof
      Title:   Secretary


OVERHEAD CRANE SERVICE AND SUPPLY COMPANY (SUDBURY) LIMITED


By: /s/ Martin L. Ditkof
      Name: Martin L. Ditkof
      Title:   Secretary

MORRIS MATERIAL HANDLING
  AUSTRALIA PTY LIMITED


By: /s/ Michael John Maddock
      Name: Michael John Maddock
      Title: Director


MORRIS JDN PTY LIMITED


By: /s/ Michael John Maddock
      Name: Michael John Maddock
      Title: Director


MORRIS POWERLEC PTY LIMITED


By: /s/ Michael John Maddock
      Name: Michael John Maddock
      Title: Director

BANKS:

CANADIAN IMPERIAL BANK
  OF COMMERCE, individually and as
  Administrative Agent and Collateral Agent


By:/s/Lindsay Gordon
      Name:  Lindsay Gordon
      Title: Executive Director


CIBC INC.


By:/s/Lindsay Gordon
      Name:  Lindsay Gordon
      Title: Executive Director



CREDIT AGRICOLE INDOSUEZ, individually and as Syndication Agent


By:/s/Kenneth Kencel
      Name:  Kenneth J. Kencel
      Title: Managing Direcot


By:/s/Patricia Frankel
      Name:  Patricia Frankel
      Title: First Vice President


BANKBOSTON, N.A., individually and as
  Documentation Agent


By:/s/Linda EC Alto
      Name:  Linda EC Alto
      Title: Vice President

ABN-AMRO BANK N.V.


By:/s/William J. Fitzgerald
      Name:  William J. Fitzgerald
      Title: Senior Vice President

By:/s/William J. Teresky, Jr.
      Name:  William J. Teresky, Jr.
      Title: Vice President


BANK AUSTRIA CREDITANSTALT
  CORPORATE FINANCE, INC.


By:/s/Patrick J. Rounds
      Name:  Patrick J. Rounds
      Title: Vice President

By:/s/Jack R. Bertges
      Name:  Jack R. Bertges
      Title: Senior Vice President


THE FIRST NATIONAL BANK OF CHICAGO


By:/s/Deborah Stevens
      Name:  Deborah Stevens
      Title: Authorized Agent


FIRST UNION NATIONAL BANK


By:/s/Scott Santa Cruz
      Name:  Scott Santa Cruz
      Title: Vice President

FLEET NATIONAL BANK


By:/s/Alisa B. Cure
      Name:  Alisa B. Cure
      Title: Executive Director


ARCHIMEDES FUNDING, L.L.C.
  By:  ING Capital Advisors, Inc.,
                  as Collateral Manager


  By:/s/Michael D. Hatley
        Name:  Michael D. Hatley
        Title: Managing Director


RIGGS BANK N.A.


By:______________________________
      Name:
      Title:


FLEET BUSINESS CREDIT CORPORATION


By:/s/Alan F. Lyster, Jr.
      Name:  Alan F. Lyster, Jr.
      Title: Vice President


CRESCENT/MACH I PARTNERS, L.P.
  By:  TCW Asset Management Company,
                  Its Investment Manager


  By:______________________________
        Name:
        Title:

WELLS FARGO BANK, N.A.


By:______________________________
      Name:
      Title:


PILGRIM PRIME RATE TRUST
  By:  Pilgrim Investments, Inc.,
            as its Investment Manager


  By:/s/Jason T. Groom
        Name:  Jason T. Groom
        Title: Assistant Vice President


SENIOR DEBT PORTFOLIO
  By:  Boston Management and Research,
                  as Investment Advisor


  By:/s/Payson F. Swaffield
        Name:  Payson F. Swaffield
        Title: Vice President


CYPRESSTREE INVESTMENT PARTNERS II, LTD.
  By:  CypressTree Investment ManagementCompany, Inc., as Portfolio Manager


  By:/s/Philip C. Robbins
       Name:  Philip C. Robins
       Title: Principal

INDOSUEZ CAPITAL FUNDING IIA,
  LIMITED
  By:  Indosuez Capital, as Portfolio Advisor


  By:/s/Daniel H. Smith
        Name:  Daniel H. Smith
        Title: Authorized Signatory


INDOSUEZ CAPITAL FUNDING IV, L.P.
  By:  Indosuez Capital, as Portfolio Advisor


  By:/s/Daniel H. Smith
        Name:  Daniel H. Smith
        Title: Authorized Signatory

                                   Schedule 1

                                  Schedule 5.25

                                  Bank Accounts